Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-211267
CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be registered	Maximum offering price per share(1)	Maximum aggregate offering price(1)	Amount of Registration fee
Common Stock, $0.001 par value per share	7,187,500	$17.29	$124,271,875	$15,471.85

(1)
Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of calculating the amount of the registration fee. The maximum offering price per security and the maximum aggregate offering price are based on the average of the $17.40 (high) and $17.17 (low) sale price of the Redwood Trust, Inc.’s common stock as reported by the New York Stock Exchange on July 23, 2018.

Prospectus Supplement to Prospectus dated May 10, 2016.
6,250,000 shares
Common Stock
We are offering 6,250,000 shares of our common stock to be sold in this offering. We will receive all of the net proceeds from the sale of our common stock.
Our common stock is listed on The New York Stock Exchange, or NYSE, under the symbol “RWT.” On July 20, 2018, the last reported sale price of our common stock on the NYSE was $17.33 per share.
We have elected to be taxed as a REIT for U.S. federal income tax purposes. In order to protect us against the risk of losing our qualification as a REIT due to concentration of ownership of our outstanding stock, our charter generally prohibits any single stockholder, or any group of affiliated stockholders, from beneficially owning more than 9.8% of the outstanding shares of any class of our stock, unless our board of directors waives or modifies this ownership limit. In addition, our charter contains various other restrictions on the ownership and transfer of shares of our common stock. See “Restrictions on Ownership and Transfer and Repurchase of Shares” beginning on page 30 of the accompanying prospectus.
An investment in our common stock involves risk. See “Risk Factors” beginning on page S-11 of this prospectus supplement and on page 3 of our Annual Report on Form 10-K for the year ended December 31, 2017 and to read about important factors that you should consider before investing in our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters have agreed to purchase our common stock from us at a price of  $16.33 per share, which will result in approximately $101.6 million of net proceeds to us after deducting offering expenses payable by us. The underwriters propose to offer the shares of common stock from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to receipt of acceptance by it and subject to its right to reject any order in whole or in part. See “Underwriting” beginning on page S-20 of this prospectus supplement.
We have granted the underwriters an option to purchase up to an additional 937,500 shares from us at the price set forth above, within 30 days of the date of this prospectus supplement.
The shares of common stock sold in this offering will be ready for delivery on or about July 26, 2018.
Joint-Book Running Managers
J.P. MorganWells Fargo SecuritiesGoldman Sachs & Co. LLCCredit Suisse
Co-manager
JMP Securities
July 23, 2018.

S-i

About this Prospectus Supplement
You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled “Where You Can Find More Information.” This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we have filed with the Securities and Exchange Commission, which we refer to as the SEC, under the Securities Act of 1933, as amended. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, on the SEC’s website at www.sec.gov or at the SEC’s public reference room. See “Where You Can Find More Information” in the accompanying prospectus. In addition, any statement in a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and superseded such information in the earlier filing.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Redwood,” “we,” “us,” “our” or similar references mean Redwood Trust, Inc. and its subsidiaries.
If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference herein or therein. If anyone provides you with different or inconsistent information, you should not rely on it.
We are not, and the underwriters are not, making an offer to sell the shares of common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations, and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
S-ii

Forward-Looking Statements
This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” “continue” or the negative of such terms or similar words or expressions. These forward-looking statements may also use different phrases.
We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include, among other things, statements that address our strategy and operating performance and events or developments that we expect or anticipate will occur in the future, including, but not limited to, statements regarding our estimates of our financial performance in “Summary — Recent Developments” on page S-2 and our statements in “Summary — The Offering” on page S-6 and “Use of Proceeds” on page S-15 regarding our intended use of the proceeds of this offering.
These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any forward-looking statements. The risks and uncertainties include those described in our Annual Report on Form 10-K for the year ended December 31, 2017 and in our subsequent filings under the Securities Exchange Act of 1934, as amended, as well as those referenced in “Risk Factors” below. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed could also adversely affect us. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Important factors, among others, that may affect our actual results include: the completion of preparation of our financial results for the period ended June 30, 2018, the pace at which we redeploy our available capital into new investments; interest rate volatility, changes in credit spreads, and changes in liquidity in the market for real estate securities and loans; changes in the demand from investors for residential mortgages and investments, and our ability to distribute residential mortgages through our whole-loan distribution channel; our ability to finance our investments in securities and our acquisition of residential mortgages with short-term debt; changes in the values of assets we own; general economic trends, the performance of the housing, real estate, mortgage, credit, and broader financial markets, and their effects on the prices of earning assets and the credit status of borrowers; federal and state legislative and regulatory developments, and the actions of governmental authorities, including the new U.S. presidential administration, and in particular those affecting the mortgage industry or our business (including, but not limited to, the Federal Housing Finance Agency’s rules relating to FHLB membership requirements and the implications for our captive insurance subsidiary’s membership in the FHLB); strategic business and capital deployment decisions we make; developments related to the fixed income and mortgage finance markets and the Federal Reserve’s statements regarding its future open market activity and monetary policy; our exposure to credit risk and the timing of credit losses within our portfolio; the concentration of the credit risks we are exposed to, including due to the structure of assets we hold and the geographical concentration of real estate underlying assets we own; our exposure to adjustable-rate mortgage loans; the efficacy and expense of our efforts to manage or hedge credit risk, interest rate risk, and other financial and operational risks; changes in credit ratings on assets we own and changes in the rating agencies’ credit rating methodologies; changes in interest rates; changes in mortgage prepayment rates; changes in liquidity in the market for real estate securities and loans; our ability to finance the acquisition of real estate-related assets with short-term debt; the ability of counterparties to satisfy their obligations to us; our involvement in securitization transactions, the profitability of those transactions, and the risks we are exposed to in engaging in securitization transactions; exposure to claims and litigation,
S-iii

including litigation arising from our involvement in securitization transactions; ongoing litigation against various trustees of RMBS transactions; whether we have sufficient liquid assets to meet short-term needs; our ability to successfully compete and retain or attract key personnel; our ability to adapt our business model and strategies to changing circumstances; changes in our investment, financing, and hedging strategies and new risks we may be exposed to as we expand our business activities; our exposure to a disruption or breach of the security of our technology infrastructure and financial and operating systems; exposure to environmental liabilities; our failure to comply with applicable laws and regulations; our failure to maintain appropriate internal controls over financial reporting and disclosure controls and procedures; the impact on our reputation that could result from our actions or omissions or from those of others; changes in accounting principles and tax rules; our ability to maintain our status as a REIT for tax purposes; limitations imposed on our business due to our REIT status and our status as exempt from registration under the Investment Company Act of 1940; decisions about raising, managing, and distributing capital; our expectations regarding the use of the net proceeds from this offering; and other factors not presently identified.
S-iv

Prospectus Supplement Summary
This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus include information about the shares of common stock we are offering as well as information regarding our business and financial data. You should read this prospectus supplement and the accompanying prospectus, including information incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless otherwise stated, all information contained in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares of common stock in this offering.
About Redwood Trust, Inc.
Redwood Trust, Inc., together with its subsidiaries, is a specialty finance company focused on making credit-sensitive investments in residential mortgages and other related assets and engaging in mortgage banking activities. Our goal is to provide attractive returns to stockholders through a stable and growing stream of earnings and dividends, as well as through capital appreciation. We operate our business in two segments: Investment Portfolio and Residential Mortgage Banking. Our primary sources of income are net interest income from our investment portfolio and non-interest income from our mortgage banking activities. Net interest income consists of the interest income we earn on investments less the interest expense we incur on borrowed funds and other liabilities. Income from mortgage banking activities consists of the profit we seek to generate through the acquisition of loans and their subsequent sale or securitization.
Redwood Trust, Inc. has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), beginning with its taxable year ended December 31, 1994. We generally refer, collectively, to Redwood Trust, Inc. and those of its subsidiaries that are not subject to subsidiary-level corporate income tax as “the REIT” or “our REIT.” We generally refer to subsidiaries of Redwood Trust, Inc. that are subject to subsidiary-level corporate income tax as “our operating subsidiaries” or “our taxable REIT subsidiaries” or “TRS.” Our mortgage banking activities and investments in mortgage servicing rights (“MSRs”) are generally carried out through our taxable REIT subsidiaries, while our portfolio of mortgage- and other real estate-related investments is primarily held at our REIT. We generally intend to retain profits generated and taxed at our taxable REIT subsidiaries, and to distribute as dividends at least 90% of the taxable income we generate at our REIT.
During the first quarter of 2017, we reorganized our segments to align with changes in how we view our segments for making operating decisions and assessing performance. Specifically, we eliminated our Commercial segment and renamed our Residential Investments segment as the Investment Portfolio segment. This Investment Portfolio segment now includes both residential investments and our commercial investments, which are primarily comprised of investments in multifamily securities. Our Commercial segment previously included our commercial mortgage banking operations and our commercial loan investments, which were wound-down and sold, respectively, during 2016. We conformed the presentation of prior periods, whereby commercial loan investments are included in the Investment Portfolio segment and commercial mortgage banking activities are included in Corporate/Other. Our Residential Mortgage Banking segment was not changed. Following is a full description of our two current segments.
Our Investment Portfolio segment includes a portfolio of investments in residential mortgage-backed securities (“RMBS”) retained from our Sequoia securitizations, as well as RMBS issued by third parties and other credit risk-related investments. In addition, this segment includes a subsidiary of Redwood Trust that is a member of the Federal Home Loan Bank of Chicago (“FHLBC”) that utilizes attractive long-term financing from the FHLBC to make long-term investments directly in residential mortgage loans. This segment also invests in MSRs associated with residential loans we have sold or securitized, as well as MSRs that we have purchased from third parties. The Investment Portfolio segment’s main sources of revenue are interest income from investment portfolio securities and residential loans held-for-investment, as well as

MSR income. Additionally, this segment may realize gains and losses upon the sale of securities, which is offset by interest income we pay on our financings and funding expenses, hedging expenses, direct operating expenses, and tax provisions associated with these activities.
Our Residential Mortgage Banking segment primarily consists of operating a mortgage loan conduit that acquires residential loans from third-party originators for subsequent sale, securitization, or transfer to our Investment Portfolio. We typically acquire prime, jumbo mortgages and the related MSRs on a flow basis from our network of loan sellers and distribute those loans through our Sequoia private-label securitization program or to institutions that acquire pools of whole loans or hold these loans in our Investment Portfolio. We occasionally supplement our flow purchases with bulk loan acquisitions. This segment also includes various derivative financial instruments that we utilize to manage certain risks associated with residential mortgage loans we acquire. Our Residential Mortgage Banking segment’s main source of revenue is income from mortgage banking activities, which includes valuation increases (or gains) on the sale or securitization of loans, and from hedges used to manage risks associated with these activities. Additionally, this segment may generate interest income on loans held pending securitization or sale. Funding expenses, direct operating expenses, and tax expenses associated with these activities are also included in this segment.
We sponsor our Sequoia securitization program, which we use for the securitization of residential mortgage loans. We are required under Generally Accepted Accounting Principles in the United States (“GAAP”) to consolidate the assets and liabilities of certain Sequoia securitization entities we have sponsored for financial reporting purposes. However, each of these entities is independent of Redwood and of each other, and the assets and liabilities of these entities are not owned by us or legal obligations of ours, respectively, although we are exposed to certain financial risks associated with our role as the sponsor or depositor of these entities and, to the extent we hold securities issued by, or other investments in, these entities, we are exposed to the performance of these entities and the assets they hold. We refer to certain of these securitization entities issued prior to 2012 as “consolidated Legacy Sequoia entities,” and the securitization entities formed in connection with the securitization of Redwood Choice expanded-prime loans as the “consolidated Sequoia Choice entities.” Where applicable, in analyzing our results of operations, we distinguish results from current operations “at Redwood” and from consolidated Legacy Sequoia or Sequoia Choice entities.
Recent Developments
Preliminary Estimates of Net Income Per Diluted Common Share and Non-GAAP Core Earnings Per Diluted Common Share for the Quarter Ended June 30, 2018 and Book Value Per Common Share at June 30, 2018
Although our financial results for the second quarter of 2018 are not yet finalized, on a preliminary basis we estimate the following:
•
Net income per diluted common share is estimated to be in the range of  $0.36 to $0.38 for the quarter ended June 30, 2018

•
Non-GAAP core earnings per diluted common share* is estimated to be in the range of  $0.39 to $0.41 for the quarter ended June 30, 2018

•
Book value per common share** is estimated to be in the range of  $16.20 to $16.24 at June 30, 2018

*A reconciliation of estimated net income per diluted common share to estimated non-GAAP core earnings per diluted common share for the quarter ended June 30, 2018, along with an explanation of this non-GAAP financial measure, is provided below under the heading “Non-GAAP Core Earnings per Diluted Common Share”.
**Estimated book value per common share at June 30, 2018 is based on 75,742,719 common shares issued and outstanding as of such date.
Our financial statement closing and review procedures for the quarter ended June 30, 2018 are not yet complete and, as a result, the financial results information set forth above reflects our preliminary estimate with respect to such information, based on information currently available to management, and may vary from our actual financial results as of and for the quarter ended June 30, 2018. Further, these preliminary estimates are not a comprehensive statement or estimate of our financial results or financial condition as of and for the quarter ended June 30, 2018. These preliminary estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on these preliminary estimates.
These preliminary estimates, which are the responsibility of our management, were prepared by our management and are based upon a number of assumptions. Additional items that may require adjustments to these preliminary estimates may be identified and could result in material changes to these preliminary estimates. Preliminary estimates of results are inherently uncertain and we undertake no obligation to update this information. See “Forward-Looking Statements” beginning on page S-iii and “Risk Factors” beginning on page S-11 of this prospectus supplement and beginning on page 6 of our Annual Report on Form 10-K for the year ended December 31, 2017, and any other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors that could impact our actual results of operations. Grant Thornton LLP, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Accordingly, Grant Thornton LLP does not express an opinion or provide any form of assurance with respect thereto.
Non-GAAP Core Earnings per Diluted Common Share
Above, we present a preliminary estimate of Redwood’s non-GAAP core earnings per diluted common share for the quarter ended June 30, 2018. We caution that non-GAAP core earnings per diluted common share should not be utilized in isolation, nor should it be considered as an alternative to net income per diluted common share computed in accordance with GAAP, or other measurements of results of operations computed in accordance with GAAP.
The table below presents a reconciliation between GAAP net income per diluted common share and non-GAAP core earnings per diluted common share for the quarter ended June 30, 2018. Further information about this non-GAAP financial measure, and how management uses it, is set forth below these tables.
Three Months Ended 6/30/2018
Estimated GAAP net income per diluted common share	$0.36 - $0.38
Estimated Non-GAAP Core earnings adjustments
Eliminate mark-to-market changes on long-term investments and associated derivatives(1)	($0.03)
Include cumulative gain (loss) on long-term investments sold, net(2)	$0.07
Income tax adjustment associated with core earnings adjustments(3)	$0.00
Estimated Non-GAAP core earnings per diluted common share(4)(5)	$0.39 - $0.41

(1)
Adjustments eliminate the mark-to-market changes on the fair value of loans held-for-investment, trading securities, other investments, and associated derivatives that are primarily related to changes in benchmark interest rates and credit spreads.

(2)
Adjustment includes in core earnings per diluted common share the cumulative net gains or losses on long-term investments accounted for as trading securities under GAAP that were sold during the period presented, net of any realized gains or losses from derivatives associated with the investments sold. Cumulative gains and losses are calculated by multiplying the difference between the sales price and original purchase price by the face value of the securities sold.

(3)
We apply estimated effective tax rates to core earnings adjustments occurring within Redwood’s taxable REIT subsidiaries to estimate the hypothetical income tax expense or benefit associated with those adjustments.

(4)
Consistent with the calculation of net income per diluted common share for GAAP purposes, non-GAAP core earnings per diluted common share is calculated following the “two-class” method.

(5)
Numbers do not foot due to rounding.

Core earnings per diluted common share is a non-GAAP measure of Redwood’s earnings and results of operations. Specifically, management has defined core earnings per diluted common share as: GAAP net income per diluted common share adjusted to (i) eliminate the impact of quarterly mark-to-market changes on the fair value of our long-term investments (and associated derivatives) related to changes in benchmark interest rates and credit spreads, (ii) include the cumulative net gains or losses on long-term investments accounted for as trading securities under GAAP that were sold during the period presented, net of any gains or losses from derivatives associated with the investments sold, and (iii) include the hypothetical income taxes associated with these core earnings adjustments. To calculate core earnings per diluted common share, we follow the same methodology for calculating basic and diluted earnings per common share under GAAP, but adjust GAAP net income by the core earnings adjustments described above prior to applying that methodology.
Management utilizes this non-GAAP core earnings per diluted common share measure internally as one way of analyzing Redwood’s performance over multiple periods, as it believes it provides useful comparative results absent the impact of certain quarterly mark-to-market changes on investments held through the end of the period presented and inclusive of all realized gains and losses from securities sales.
Specifically, the quarterly mark-to-market changes in the value of our long-term investments in loans, trading securities, and other investments, as well as the associated derivatives, resulting from changes in benchmark interest rates and credit spreads may not be reflective of the total return management would expect to earn from them over the longer-term.
Additionally, the adjustment to include cumulative net gains or losses from the sale of trading securities is to ensure that non-GAAP core earnings per diluted common share presents consistently the impact of the sales of investments regardless of whether they are accounted for as (i) trading securities or (ii) available-for-sale securities, in each case under GAAP, as outlined below.
•
Under GAAP, available-for-sale securities are reported at their fair value with periodic changes in fair value recognized through the balance sheet in shareholders’ equity. When an available-for-sale security is sold, the cumulative gain or loss since purchase is recognized through the income statement, in realized gains, net, in the period the sale occurred. As a result, any such cumulative gains or losses are reflected in core earnings per diluted common share in the period the sale occurred.

•
Under GAAP, trading securities are reported at their fair value with periodic changes in fair value recognized through the income statement in Investment fair value changes, net. Certain of these periodic changes in fair value (as described above) are excluded from core earnings per diluted common share. Core earnings per diluted common share includes an adjustment to include the cumulative net gains or losses (from purchase through the sale of the investment) for sold trading securities in the period they are sold. The result is to consistently present within core earnings per diluted common share the cumulative gains or losses from the sale of long-term investments, regardless of how they are accounted for under GAAP.

Non-GAAP core earnings per diluted common share also includes adjustments to show the hypothetical tax provision or benefit that would be associated with the core earnings adjustments. As a REIT, we are subject to income taxes on earnings generated at our taxable REIT subsidiaries (TRS) and generally not subject to income taxes on earnings generated at the REIT (to the extent we distribute our REIT taxable income as dividends). In order to present the hypothetical income taxes associated with core earnings adjustments, estimated effective tax rates are applied to the core earnings adjustments occurring within our TRS.
Convertible Senior Notes
Upon their scheduled maturity in April 2018, we repaid the $250 million principal amount of our 4.625% convertible notes due 2018 (the “2018 Notes”) and all related accrued interest in full.

In June 2018, we conducted a registered underwritten public offering of  $200 million principal amount of our 5.625% convertible senior notes due 2024.
Investment in 5 Arches, LLC
In May 2018, we entered into an agreement to acquire a 20% minority interest in 5 Arches, LLC (“5 Arches”) for $10 million, with a one-year option to purchase all remaining equity in the company for $40 million. 5 Arches is an originator and asset manager of business-purpose residential mortgage loans, including loans for single-family rental, multifamily bridge, and fix-and-flip residential real estate. In connection with this investment, we also entered into a loan purchase agreement with 5 Arches establishing a flow relationship to purchase single-family rental real estate loans originated by 5 Arches and we may also acquire other business purpose residential mortgage loans from 5 Arches.
S&P SmallCap 600 Index
On July 19, 2018, S&P Dow Jones Indices, a division of S&P Global Inc. (“S&P”), announced that our common stock would be included in the S&P SmallCap 600 index effective prior to the open of trading on July 25, 2018. The S&P SmallCap 600 index is comprised of the common stock of 600 small-cap U.S. companies that S&P selects. Index funds whose portfolios are primarily based on shares of the companies included in the S&P SmallCap 600 index may be required to purchase our common stock as a result of the inclusion of our common stock in this index.
Corporate Information
We were incorporated in the State of Maryland on April 11, 1994, and commenced operations on August 19, 1994. We operate so as to qualify as a REIT for U.S. federal income tax purposes. Our executive offices are located at One Belvedere Place, Suite 300, Mill Valley, California 94941. Our telephone number is (415) 389-7373. Our website is www.redwoodtrust.com. Information contained in or that can be accessed through our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

The Offering
The following is a brief summary of the terms of this offering and our common stock. This summary is not a complete description of this offering or our common stock. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.
Issuer
Redwood Trust, Inc., a Maryland corporation.
Securities Offered
6,250,000 shares of common stock, par value $0.01 per share
Option to purchase additional shares
We have granted the underwriters an option to purchase up to an additional 937,500 shares of common stock within 30 days of the date of this prospectus supplement.
Common stock to be outstanding upon completion of this offering
81,992,490 shares of common stock (82,929,990 shares of common stock if the underwriters exercise their option to purchase additional shares in full), in each case based on 75,742,490 shares of common stock outstanding as of July 20, 2018. Shares of common stock outstanding do not include approximately 47.7 million shares of common stock issuable in respect of vested and unvested deferred stock units, issuable in respect of unvested performance stock units (assuming maximum vesting under the performance-based vesting formula), reserved for issuance under our equity and incentive compensation plans or issuable upon conversion or exchange of our outstanding convertible or exchangeable notes, in each case as of June 30, 2018.
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $101.6 million (or approximately $116.9 million if the underwriters exercise their option to purchase additional shares in full), after deducting estimated offering expenses payable by us.
We intend to use the net proceeds from this offering to fund our business and investment activity, which may include funding purchases of residential mortgage loans and acquiring mortgage-backed securities for our investment portfolio, funding new investment initiatives in the single-family rental and multifamily housing sectors, as well as for other initiatives and general corporate purposes.
Pending such uses, we may use all or a portion of the net proceeds from this offering to temporarily reduce borrowings under our short-term residential loan warehouse facilities and our short-term real estate securities repurchase facilities. We may subsequently re-borrow amounts under our short-term residential loan warehouse facilities and our short-term real estate securities repurchase facilities to fund our business and investment activity, as described above. See “Use of Proceeds” on page S-15.
Listing
Our common stock is listed on The New York Stock Exchange under the symbol “RWT.”

Risk Factors
See “Risk Factors” on page S-11 and beginning on page 3 of our Annual Report on Form 10-K for the year ended December 31, 2017 and any other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in shares of our common stock.
Restrictions on Ownership and Transfer of Common Stock
To assist us in satisfying the requirements for qualification as a REIT, our charter prohibits any person from acquiring or holding beneficial ownership of shares of our common stock representing in excess of 9.8%, in number of shares or value, of the outstanding shares of our common stock (the “Charter Limitation”), unless our board of directors waives or modifies this ownership limit. We have previously granted limited waivers of this prohibition and, subject to the approval of our board of directors, we may grant additional waivers at any time. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. See “Restrictions on Ownership and Transfer and Repurchase of Shares” on page 30 of the accompanying prospectus.

Summary Consolidated Financial Data
We derived the summary consolidated financial data for the three years ended December 31, 2015, 2016 and 2017, and as of December 31, 2017, from our audited consolidated financial statements. We derived the summary unaudited consolidated financial data for the three months ended March 31, 2018 and 2017, and as of March 31, 2018, from our unaudited consolidated interim financial statements. The following information should be read in conjunction with our audited and unaudited consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future, and our interim results are not necessarily indicative of the results for the full year or any future period. For more details on how you can obtain our SEC reports and other information, you should read the section of the accompanying prospectus entitled “Where You Can Find More Information.”
	Three Months Ended March 31,		Years Ended December 31,
	2018	2017	2017	2016	2015
	(unaudited)
	(In thousands, except share data)
Interest Income
Residential loans	$50,231	$34,362	$154,362	$137,804	$114,715
Commercial loans	—	82	345	30,496	46,933
Real estate securities	25,695	19,817	90,803	76,873	97,448
Other interest income	693	367	2,547	1,182	336
Total interest income	76,619	54,628	248,057	246,355	259,432
Interest Expense
Short-term debt	(13,435)	(4,453)	(36,851)	(22,287)	(30,572)
Asset-backed securities issued	(11,401)	(3,530)	(19,108)	(14,735)	(21,469)
Long-term debt	(16,678)	(13,048)	(52,857)	(51,506)	(43,842)
Total interest expense	(41,514)	(21,031)	(108,816)	(88,528)	(95,883)
Net Interest Income	35,105	33,597	139,241	157,827	163,549
Reversal of provision for loan losses	—	—	—	7,102	355
Net Interest Income After Provision	35,105	33,597	139,241	164,929	163,904
Non-interest Income
Mortgage banking activities, net	26,576	17,604	53,908	38,691	10,972
Mortgage servicing rights income (loss), net	957	1,713	7,860	14,353	(3,922)
Investment fair value changes, net	1,609	1,551	10,374	(28,574)	(21,357)
Other income	1,161	1,184	4,576	6,338	3,192
Realized gains, net	9,363	5,703	13,355	28,009	36,369
Total non-interest income, net	39,666	27,755	90,073	58,817	25,254
Operating expenses	(23,030)	(18,226)	(77,156)	(88,786)	(97,416)
Net Income before Provision for Income Taxes	51,741	43,126	152,158	134,960	91,742
(Provision for) Benefit from income taxes	(4,896)	(6,157)	(11,752)	(3,708)	10,346
Net Income	$46,845	$36,969	$140,406	$131,252	$102,088
Basic earnings per common share	$0.60	$0.47	$1.78	$1.66	$1.20
Diluted earnings per common share	$0.50	$0.43	$1.60	$1.54	$1.18
Regular dividends declared per common share	$0.28	$0.28	$1.12	$1.12	$1.12
Basic weighted average shares outstanding	75,396,649	76,738,202	76,792,957	76,747,047	82,945,103
Diluted weighted average shares outstanding	108,194,597	97,946,137	101,975,008	97,909,090	84,518,395

	March 31, 2018	December 31, 2017
	(Unaudited)
	(In thousands, except share data)
Balance sheet data:
ASSETS(1)
Residential loans, held-for-sale, at fair value	$1,130,185	$1,427,945
Residential loans, held-for-investment, at fair value	4,015,555	3,687,265
Real estate securities, at fair value	1,357,720	1,476,510
Mortgage servicing rights, at fair value	66,496	63,598
Cash and cash equivalents	178,562	144,663
Total earning assets	6,748,518	6,799,981
Restricted cash	2,406	2,144
Accrued interest receivable	27,257	27,013
Derivative assets	63,544	15,718
Other assets	157,848	194,966
Total Assets	$6,999,573	$7,039,822
LIABILITIES AND EQUITY(1)
Liabilities
Short-term debt(2)	$1,504,460	$1,938,682
Accrued interest payable	23,492	18,435
Derivative liabilities	56,201	63,081
Accrued expenses and other liabilities	77,762	67,729
Asset-backed securities issued, at fair value	1,542,087	1,164,585
Long-term debt, net	2,575,588	2,575,023
Total Liabilities	5,779,590	5,827,535
Equity
Common stock, par value $0.01 per share, 180,000,000 shares authorized; 75,703,107 and 76,599,972 issued and outstanding	757	766
Additional paid-in capital	1,661,701	1,673,845
Accumulated other comprehensive income	80,055	85,248
Cumulative earnings	1,337,186	1,290,341
Cumulative distributions to stockholders	(1,859,716)	(1,837,913)
Total Equity	1,219,983	1,212,287
Total Liabilities and Equity	$6,999,573	$7,039,822
Recourse senior debt to equity(3)	3.2x	3.6x
Recourse debt to equity(4)	3.4x	3.7x

(1)
Our consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations of these VIEs and liabilities of consolidated VIEs for which creditors do not have recourse to Redwood Trust, Inc. or its affiliates. At March 31, 2018 and December 31, 2017, assets of consolidated VIEs totaled $1.65 billion and $1.26 billion, respectively. At March 31, 2018 and December 31, 2017, liabilities of consolidated VIEs totaled $1.55 billion and $1.17 billion respectively.

(2)
Includes $250 million outstanding principal amount of our 2018 Notes reclassified during the year ended December 31, 2017 from long-term debt to short-term debt. In April 2018, we repaid the 2018 Notes in full.

(3)
Excludes asset-backed securities issued by securitization entities consolidated for financial reporting purposes of  $1.54 billion and $1.16 billion at March 31, 2018 and December 31, 2017, respectively, for which Redwood Trust does not have recourse liability. Excludes an aggregate of  $140 million of subordinated debt issued by Redwood Trust at March 31, 2018 and December 31, 2017. Also excludes an aggregate of  $200 million of convertible senior notes due 2024, which were issued in June 2018.

(4)
Excludes asset-backed securities issued by securitization entities consolidated for financial reporting purposes of  $1.54 billion and $1.16 billion at March 31, 2018 and December 31, 2017, respectively, for which Redwood Trust does not have recourse liability. Also excludes an aggregate of  $200 million of convertible senior notes due 2024, which were issued in June 2018.

Risk Factors
Investing in the shares of common stock being offered by this prospectus supplement and the accompanying prospectus involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risk factors described below, the risk factors incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2017 and the risk factors contained in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, it may materially harm our business, financial condition, operating results or cash flow. As a result, the market price of our common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.
Risks Related to our Common Stock and this Offering
We may invest or spend the proceeds of this offering in ways with which you may not agree and in ways that may not yield a return to our stockholders.
We will retain broad discretion over the use of proceeds from this public offering. Stockholders may not deem such uses desirable, and our use of the proceeds may not yield a significant return or any return at all for our stockholders. We intend to use the net proceeds from this offering to fund our business and investment activity, which may include funding purchases of residential mortgage loans and acquiring mortgage-backed securities for our investment portfolio, funding new investment initiatives in the single-family rental and multifamily housing sector, as well as for other initiatives and general corporate purposes. Pending such uses, we may use all or a portion of the net proceeds from this offering to temporarily reduce borrowings under our short-term residential loan warehouse facilities and our short-term real estate securities repurchase facilities. We may subsequently re-borrow amounts under our short-term residential loan warehouse facilities and our short-term real estate securities repurchase facilities to fund our business and investment activity, as described above. Because of the number and variability of factors that determine our use of the proceeds from this offering, our actual uses of the proceeds from this offering may vary substantially from our currently planned uses.
The issuance of additional stock will dilute all other stockholdings and could affect the market price of our common stock.
As of March 31, 2018 and June 30, 2018, we had an aggregate of approximately 62.1 million and approximately 47.7 million, respectively, shares of common stock issuable in respect of vested and unvested deferred stock units, issuable in respect of unvested performance stock units (assuming maximum vesting under the performance-based vesting formula), reserved for issuance under our equity and incentive compensation plans or issuable upon conversion or exchange of our outstanding convertible or exchangeable notes. We may issue all of these shares without any action or approval by our stockholders. The issuance of these unreserved shares, as well as any shares of our common stock issued in connection with the exercise of deferred stock units, performance stock units, restricted stock units or convertible or exchangeable notes or derivative instruments, or otherwise, would dilute the percentage ownership held by the investors in our common stock.
Investing in our common stock may involve a high degree of risk. Investors in our common stock, may experience losses, volatility and poor liquidity, and we may reduce our dividends in a variety of circumstances.
An investment in our common stock may involve a high degree of risk, particularly when compared to other types of investments. Risks related to the economy, the financial markets, our industry, our investing activity, our other business activities, our financial results, the amount of dividends we distribute, the manner in which we conduct our business and the way we have structured and limited our operations could result in a reduction in, or the elimination of, the value of our common stock. The level of risk associated with an investment in our common stock may not be suitable for the risk tolerance of many investors. Investors may experience volatile returns and material losses. In addition, the trading volume of our common stock (i.e., its liquidity) may be insufficient to allow investors to sell their common stock when they want to or at a price they consider reasonable.

Our earnings, cash flows, book value, and dividends can be volatile and difficult to predict. Investors in our common stock should not rely on our estimates, projections or predictions, or on management’s beliefs about future events. In particular, the sustainability of our earnings and our cash flows will depend on numerous factors, including our level of investment activity, our access to debt and equity financing, the returns we earn, the amount and timing of credit losses, payment rates on residential mortgage loans we invest in or that underlie the mortgage-backed securities we invest in, the expense of running our business and other factors, including the risk factors described herein and in our Annual Report on Form 10-K for the year ended December 31, 2017. As a consequence, although we seek to pay a regular common stock dividend rate that is sustainable, we may reduce our regular dividend rate, or stop paying dividends, in the future for a variety of reasons. We may not provide public warnings of dividend reductions prior to their occurrence. Although we have paid special dividends in the past, we have not paid a special dividend since 2007, and we may not do so in the future. Changes to the amount of dividends we distribute may result in a reduction in the value of our common stock.
A limited number of institutional stockholders own a significant percentage of our common stock, which could have adverse consequences to other holders of our common stock.
Based on 2018 filings on Schedule 13G with the SEC, we believe that six institutional stockholders each beneficially owned 5% or more of our outstanding common stock, and we believe based on data obtained from other public sources that, overall, institutional stockholders beneficially owned, as of June 30, 2018, in the aggregate, approximately 90% of our outstanding common stock. Furthermore, one or more of these investors or other investors could significantly increase their ownership of our common stock. Significant ownership stakes held by these individual institutions or other investors could have adverse consequences for other stockholders because each of these stockholders will have a significant influence over the outcome of matters submitted to a vote of our stockholders, including the election of our directors and transactions involving a change in control. In addition, should any of these significant stockholders determine to liquidate all or a significant portion of their holdings of our common stock, it could have an adverse effect on the market price of our common stock.
Although, under our charter, stockholders are generally precluded from beneficially owning more than 9.8% of our outstanding common stock, our board of directors may amend existing ownership-limitation waivers or grant waivers to other stockholders in the future, in each case in a manner which may allow for increases in the concentration of the ownership of our common stock held by one or more stockholders.
Future sales of our common stock by us or by our directors or officers could adversely affect the market price of our common stock and our ability to raise funds in a new securities offering.
We may issue additional shares of common stock in subsequent public offerings or private placements. In addition, we may issue additional shares of common stock upon conversion of our convertible debt or upon exchange of our exchangeable debt, to participants in our direct stock purchase and dividend reinvestment plan and to our directors, officers and employees under our employee stock purchase plan and our incentive plan, including upon the exercise of, or in respect of, distributions on equity awards previously granted thereunder. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in future share issuances, which may dilute existing stockholders’ interests in us. In addition, if market participants buy shares in issuances by us in the future, it may reduce or eliminate any purchases of our common stock they might otherwise make in the open market, which in turn could have the effect of reducing the volume of shares of our common stock traded in the marketplace, which could reduce the market price and liquidity of our common stock and, in turn, and our ability to raise funds in a new securities offering.
As of June 30, 2018, our current directors and executive officers beneficially owned, in the aggregate, approximately 2% of our common stock. Certain sales of shares of our common stock by these individuals are required to be publicly reported and are tracked by many market participants as a factor in making their own investment decisions. As a result, future sales by these individuals could negatively affect the market price of our common stock and, in turn, our ability to raise funds in a new securities offering.
We and each of our directors and executive officers have entered into lock up agreements with the underwriters of this offering pursuant to which we and our directors and executive officers, with limited exceptions, for a period of 45 days after the date of this prospectus supplement, may not, without the prior written consent of the representatives of the underwriters, sell or transfer any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock. The representatives of the underwriters may, in their sole discretion, at any time from time to time, waive in writing the terms and conditions of these lock up agreements.
Holders of our common stock may not receive dividend distributions, or dividend distributions may decrease over time. Changes in the amount of dividend distributions we pay or in the tax characterization of dividend distributions we pay may adversely affect the market price of our common stock and our ability to raise funds in new securities offerings.
Our dividend distributions are driven by a variety of factors, including our minimum dividend distribution requirements under the REIT tax laws and our REIT taxable income as calculated pursuant to the Internal Revenue Code. We generally intend to distribute to our stockholders at least 90% of our REIT taxable income, although our reported financial results for GAAP purposes may differ materially from our REIT taxable income.
For 2017 and the first quarter of 2018, we paid our dividends at a rate of  $0.28 per share per quarter, and, for the second quarter of 2018, we paid our dividend at a rate of  $0.30 per share. Our ability to continue to pay a dividend of  $0.30 per share per quarter in the future may be adversely affected by a number of factors, including the risk factors described herein and in our Annual Report on Form 10-K for the year ended December 31, 2017. These same factors may affect our ability to pay other future dividends. In addition, to the extent we determine that future dividends would represent a return of capital to investors, rather than the distribution of income, we may determine to discontinue dividend payments until such time that dividends would again represent a distribution of income. Any reduction or elimination of our payment of dividend distributions would not only reduce the amount of dividends you would receive as a holder of our common stock, but could also have the effect of reducing the market price of our common stock and our ability to raise funds in new securities offerings.
In addition, the rate at which holders of our common stock are taxed on dividends we pay and the characterization of our dividend — be it ordinary income, capital gains, or a return of capital — could have an impact on the market price of our common stock and, in turn, our ability to raise funds in new stock offerings. After we announce the expected characterization of dividend distributions we have paid, the actual characterization (and, therefore, the rate at which holders of our common stock are taxed on the dividend distributions they have received) could vary from our expectation, including due to errors, changes made in the course of preparing our corporate tax returns, or changes made in response to an IRS audit), with the result that holders of our common stock could incur greater income tax liabilities than expected.
Provisions of Maryland law, our charter and bylaws may impede or discourage a takeover, which could cause the market price of our common stock to decline.
Provisions of our charter and bylaws, as well as provisions of the Maryland General Corporation Law, or the MGCL, could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders. In order to maintain our qualifications as a REIT, not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by five or fewer individuals (defined in the Internal Revenue Code to include certain entities). In order to protect us against the risk of losing our qualification as a REIT due to concentration of ownership of our outstanding stock, our charter generally prohibits any single stockholder, or any group of affiliated stockholders, from beneficially owning more than 9.8% of the outstanding shares of any class of our stock, unless our board of directors waives or modifies this ownership limit. This limitation may preclude an acquisition of control of us by a third party without the consent of our board of directors. Our board of directors has granted a limited number of such waivers to institutional investors to own shares in excess of this 9.8% limit, which waivers are subject to certain terms and conditions. Our board of directors may amend these existing waivers to permit additional share ownership or may grant waivers to additional stockholders at any time.
Certain other provisions contained in our charter and bylaws and in the MGCL may discourage a third-party from making an acquisition proposal for us and may therefore inhibit a change in control. Our charter includes provisions granting our board of directors the authority to cause us to issue preferred stock from time to time and to establish the terms, preferences and rights of the preferred stock without the approval of our stockholders. In addition, provisions in our charter and bylaws and the MGCL restrict our stockholders’ ability to remove directors and fill vacancies on our board of directors and restrict the voting rights of shares of our common stock acquired in excess of certain ownership thresholds. These provisions and others may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.
Certain of our outstanding securities rank, and we may in the future offer debt or equity securities that may rank, senior to our common stock, which may adversely affect the market price of our common stock.
We have issued and outstanding 5.625% convertible senior notes due 2024, 4.75% convertible senior notes due 2023 and 5.625% exchangeable senior notes due 2019, which have rights, preferences and privileges more favorable than those of our common stock. If we decide to issue additional debt or preferred equity securities in the future, which would rank senior to our common stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any equity securities or convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.
Your investment has various U.S. federal income tax risks.
Although the provisions of the Internal Revenue Code generally relevant to an investment in shares of our common stock are described under “Supplemental U.S. Federal Income Tax Considerations” in this prospectus supplement and “Material U.S. Federal Income Tax Considerations” in Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 20, 2018, we urge you to consult your tax advisor concerning the effects of U.S. federal, state, local and foreign tax laws to you with regard to an investment in shares of our common stock.

Use of Proceeds
We estimate that the net proceeds we will receive from this offering will be approximately $101.6 million ($116.9 million if the underwriters’ option to purchase additional shares is exercised in full), after deducting estimated offering expenses payable by us.
We intend to use the net proceeds from this offering to fund our business and investment activity, which may include funding purchases of residential mortgage loans and acquiring mortgage-backed securities for our investment portfolio, funding new investment initiatives in the single-family rental and multifamily housing sectors, as well as for other initiatives and general corporate purposes.
Pending such uses, we may use all or a portion of the net proceeds from this offering to temporarily reduce borrowings under our short-term residential loan warehouse facilities and our short-term real estate securities repurchase facilities. At June 30, 2018, we had four residential loan warehouse facilities with an aggregate outstanding balance of approximately $719 million, a weighted average interest rate of 3.69%, and maturities from August 2018 through March 2019, with weighted average days until maturity of 141. At June 30, 2018, we had seven real estate securities repurchase facilities with an aggregate outstanding balance of approximately $707 million, a weighted average interest rate of 3.25%, and maturities from July 2018 through September 2018 with weighted average days until maturity of 28. We may subsequently re-borrow amounts under our short-term residential loan warehouse facilities and our short-term real estate securities repurchase facilities to fund our business and investment activity, as described above.
Affiliates of J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and Credit Suisse Securities (USA) LLC are lenders under our short-term residential loan warehouse facilities and/or our short-term real estate securities repurchase facilities and may receive a portion of the proceeds from this offering from any amounts repaid under such facilities. See “Underwriting.”

Capitalization
The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2018:
•
on an actual basis; and

•
on a pro forma basis to give effect to (i) the maturity of our 4.625% convertible senior notes due 2018, which became due and were repaid on April 15, 2018, (ii) the issuance and sale of the $200.0 million principal amount of the 5.625% convertible senior notes due 2024, and (iii) the sale of the shares of common stock, assuming the underwriters do not exercise their option to purchase additional shares of our common stock and after deducting estimated offering expenses payable by us.

The following information should be read in conjunction with our unaudited consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2018. For more details on how you can obtain our SEC reports and other information, you should read the section of the accompanying prospectus entitled “Where You Can Find More Information.”
	As of March 31, 2018
(In thousands, except share and per share data)	Actual	Pro Forma
Cash and cash equivalents	$178,562	$223,733
Short-term debt:
Principal amount of 4.625% convertible senior notes due 2018(1)	$250,442	$—
Total short-term debt facilities	1,254,076	1,254,076
Long-term debt:
Principal amount of 5.625% exchangeable senior notes due 2019(1)	200,765	200,765
Trust preferred securities and subordinated notes(1)	139,500	139,500
FHLBC borrowings	1,999,999	1,999,999
Principal amount of 4.75% convertible senior notes due 2023(1)	245,000	245,000
Principal amount of 5.625% convertible senior notes due 2024(1)	—	200,000
Total debt	4,089,782	4,039,340
Equity:
Common stock, $0.01 par value per share; 180,000,000 shares authorized and 75,703,107 issued and outstanding, actual and 81,953,107 issued and outstanding, pro forma	757	820
Additional paid-in capital	1,661,701	1,763,251
Accumulated other comprehensive income	80,055	80,055
Cumulative earnings	1,337,186	1,337,186
Cumulative distributions to stockholders	(1,859,716)	(1,859,716)
Total equity	1,219,983	1,321,596
Total capitalization	$5,309,765	$5,360,936

(1)
Amounts shown for 2018 Notes, 2019 Notes, 2023 Notes, 2024 Notes and trust preferred securities and subordinated notes do not reflect, in the aggregate, $22 million in accrued interest and unamortized deferred issuance costs. Upon their scheduled maturity in April 2018, we repaid the $250 million principal amount of our 4.625% convertible senior notes due 2018 and all related accrued interest in full.

The number of shares of common stock, actual and pro forma, shown in the table above excludes the following as of March 31, 2018:
•
10,952,900 shares of common stock reserved for issuance upon conversion of the 5.625% convertible senior notes due 2024;

•
22,489,739 shares of common stock reserved for issuance upon conversion of the 4.75% convertible senior notes due 2023 and upon the exchange of the 5.625% exchangeable senior notes due 2019;

•
10,301,180 shares of common stock reserved for issuance upon conversion of the 4.625% convertible notes due 2018, which ceased to be outstanding from and after April 15, 2018;

•
2,179,977 shares of common stock issuable in respect of vested and unvested deferred stock units; and

•
1,581,186 shares of common stock issuable in respect of unvested performance stock units (assuming maximum vesting under the performance-based vesting formula).

Price Range of Common Stock
Our common stock trades on The New York Stock Exchange, or NYSE, under the symbol “RWT.” The following table sets forth, for the periods indicated, the reported high and low intraday sales prices per share of our common stock on the NYSE:
	High	Low
Year ended December 31, 2016
First quarter	$13.92	$9.36
Second quarter	$14.53	$12.49
Third quarter	$15.07	$13.29
Fourth quarter	$16.20	$13.49
Year ended December 31, 2017
First quarter	$17.05	$14.85
Second quarter	$17.43	$16.20
Third quarter	$17.45	$15.74
Fourth quarter	$16.86	$14.29
Year ending December 31, 2018
First quarter	$15.67	$14.32
Second quarter	$16.75	$15.08
Third quarter (through July 20, 2018)	$17.50	$16.41
The reported last sale price of our common stock on the NYSE on July 20, 2018 was $17.33 per share. As of July 20, 2018, we had approximately 650 stockholders of record. In addition, we believe that a significant number of beneficial owners of our common stock hold their shares in street name.
Distribution Policy
We generally are required to distribute to our stockholders an amount equal to at least 90% of our REIT taxable income determined before applying the deduction for dividends paid and by excluding net capital gains. Such distributions must be made in the tax year to which they relate or, if declared before the timely filing of our tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following tax year.
If we fail to meet the distribution test as a result of a retroactive adjustment to our REIT taxable income, we may be able to avoid disqualification as a REIT by paying a “deficiency” dividend within a specified time period and in accordance with other requirements set forth in the Internal Revenue Code. We would be liable for interest based on the amount of the deficiency dividend. A deficiency dividend is not permitted if the deficiency is due to fraud with intent to evade tax or to a willful failure to file a timely tax return. We believe we are in compliance with all our dividend distribution requirements.

Supplemental U.S. Federal Income Tax Considerations
The discussion appearing under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus has been entirely replaced and superseded by the discussion appearing in Exhibit 99.1 to Redwood’s Current Report on Form 8-K filed with the SEC on June 20, 2018 (the “June 2018 Current Report”) with respect to certain material U.S. federal income tax considerations. The June 2018 Current Report is incorporated by reference in this prospectus supplement and the accompanying prospectus and may be obtained as described under “Where You Can Find More Information” in this prospectus supplement. See “Incorporation of Certain Information by Reference.” Prospective investors should carefully review the discussion appearing in Exhibit 99.1 to the June 2018 Current Report, as well as the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, before acquiring any common stock pursuant to this prospectus supplement and the accompanying prospectus.

UNDERWRITING
Subject to the terms and conditions in the underwriting agreement between us and J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and Credit Suisse Securities (USA) LLC, as the representatives of the underwriters, we have agreed to sell to the underwriters, and each of the underwriters have agreed, severally and not jointly, to purchase from us, the respective number of shares of our common stock set forth opposite its name in the table below.
Underwriter	Number of shares of common stock to be purchased
J.P. Morgan Securities LLC	1,968,750
Wells Fargo Securities, LLC	1,968,750
Goldman Sachs & Co. LLC	1,375,000
Credit Suisse Securities (USA) LLC	625,000
JMP Securities LLC	312,500
Total	6,250,000

The underwriters are offering the shares of common stock subject to acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriters have agreed to purchase all of the shares of common stock being offered by us subject to the terms and conditions set forth in the underwriting agreement. However, the underwriters are not required to purchase any or all of the shares of common stock covered by the option to purchase additional shares of common stock described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters are purchasing the common shares from us at a price of $16.33 per share. The underwriters propose to offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt of acceptance by it and subject to its right to withdraw, cancel or modify offers to the public and to reject any order in whole or in part. The underwriters may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom they may act as agent or to whom they may sell as principal. The difference between the price at which the underwriters purchase the shares and the price at which the underwriters resell such shares may be deemed underwriting compensation. Sales of shares made outside of the United States may be made by affiliates of the underwriters.
We have granted the underwriters a 30-day option to purchase up to an additional 937,500 shares of common stock from us. If any shares are purchased with this option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
We estimate that the expenses of this offering payable by us will be approximately $450,000. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $10,000.
We have agreed that we will indemnify the underwriters and certain of its affiliates and controlling persons against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters and certain of its affiliates and controlling persons may be required to make in respect of those liabilities.
We have agreed that we will not, without the prior written consent of the representatives on behalf of the underwriters for a period of 45 days after the date of this prospectus supplement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exchangeable or exercisable for any shares of our common stock or publicly announce the intention to do any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, other than:
•
shares of common stock to be sold pursuant to this prospectus supplement;

•
shares of our common stock issued pursuant to our Direct Stock Purchase and Dividend Reinvestment Plan;

•
shares of our common stock, options to purchase shares of our common stock or other equity-based awards granted under our existing equity incentive plans or any replacement plan under a new registration statement;

•
any shares of our common stock issued upon the exercise of options or other awards (including deferred stock units) granted under existing equity incentive plans; and

•
any shares of common stock (with a value not exceeding $6.75 million) issued in connection with our option to purchase the 80% of 5 Arches that we do not already own.

Our directors and executive officers have entered into lock up agreements with the underwriters prior to the commencement of this offering pursuant to which they, with limited exceptions, for a period of 45 days after the date of this prospectus supplement, may not, without the prior written consent of the representatives on behalf of the underwriters, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including without limitation, our common stock which may be deemed to be beneficially owned by the director or executive officer in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or publicly announce the intention to do any of the foregoing or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise. In addition, our directors and executive officers have agreed that, without the prior written consent of the representatives on behalf of the underwriters, he or she will not, during the period ending 45 days after the date of this prospectus supplement, make any demand for or exercise any right with respect to, the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.
With respect to our directors and executive officers, the foregoing restrictions do not apply to transfers of our common stock (subject to specified limitations):
•
to an immediate family member;

•
to one or more trusts of which the sole beneficiaries thereof are the directors and executive officers and/or their respective immediate family members;

•
as a bona fide gift or gifts;

•
in a transaction consummated in accordance with a contract, instruction or plan satisfying the requirements of Rule 10b5-1 under the Exchange Act and existing or entered into prior to the date of this prospectus supplement;

•
pursuant to a domestic order or a negotiated divorce settlement; and

•
to us in satisfaction of any tax withholding obligations pursuant to the terms of any equity compensation plan or arrangement.

In addition, subject to specified limitations, our directors and executive officers may establish a contract, instruction or plan satisfying the requirements of Rule 10b5-1 under the Exchange Act without being subject to the foregoing restrictions.
In connection with this offering, the underwriters may engage in stabilizing transactions and syndicate covering transactions. Stabilizing transactions involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. Syndicating covering transactions involve purchases of shares of our common stock in the open market after the distribution has been completed in order to cover short positions. These transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the shares, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase shares of common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions. If the underwriters commence these activities, they may discontinue them at any time without notice. The underwriters may carry out these transactions on the NYSE, in the over the counter market or otherwise.
This prospectus supplement and the accompanying prospectus in electronic format may be made available by emails or through websites maintained by the underwriters or by their respective affiliates, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be made by the representatives of the underwriters and selling group members on the same basis as other allocations.
The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Affiliates of J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and Credit Suisse Securities (USA) LLC are lenders under our short-term residential loan warehouse facilities and/or our short-term real estate securities repurchase facilities and may receive a portion of the proceeds from this offering from any amounts repaid under such facilities. See “Use of Proceeds.”
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the shares of common stock offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

Legal Matters
Certain legal matters relating to this offering will be passed upon for us by Latham & Watkins LLP. Clifford Chance US LLP is acting as counsel to the underwriters in connection with certain legal matters relating to the shares of common stock being offered hereby. Venable LLP will issue an opinion to us regarding certain matters of Maryland law, including the validity of our common stock.
Experts
The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
Where You Can Find More Information
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our public filings are also available to the public at the SEC’s web site at http://www.sec.gov and on our website at www.redwoodtrust.com.

Incorporation of Certain Information by Reference
The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (SEC File No. 001-13759):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 28, 2018;

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, which was filed with the SEC on May 8, 2018;

•
our Current Reports on Form 8-K, filed with the SEC on January 25, 2018, May 23, 2018 (solely with respect to Items 5.02, 5.03, 5.07 and 9.01), June 20, 2018, June 25, 2018 and July 23, 2018;

•
our Definitive Proxy Statement with respect to the 2018 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2018 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K);

•
the description of our common stock contained in our Registration Statement on Form 8-A, which was filed with the SEC on January 7, 1998; and

•
all documents filed by Redwood Trust, Inc. with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering (but excluding any items, documents, or portions of items or documents which are deemed “furnished” and not filed with the SEC).

We will provide to each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and accompanying prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to Redwood Trust, Inc., Attention: Investor Relations, at One Belvedere Place, Suite 300, Mill Valley, California 94941, telephone: (866) 269-4976.

PROSPECTUS
Redwood Trust, Inc.
Debt Securities
Common Stock
Preferred Stock
Warrants
Stockholder Rights
Units
Redwood Capital Trust II
Trust Preferred Securities
fully and unconditionally guaranteed by
Redwood Trust, Inc.
We may from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:
•
debt securities, which may consist of debentures, notes, or other types of debt;

•
shares of our common stock;

•
shares of our preferred stock;

•
warrants to purchase shares of our common stock or preferred stock;

•
rights issuable to our stockholders to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing;

•
trust preferred securities; and

•
units consisting of two or more of the foregoing.

We refer to the debt securities, common stock, preferred stock, warrants, rights, trust preferred securities and units registered hereunder collectively as the “securities” in this prospectus. The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement and will include, where applicable:
•
in the case of debt securities, the specific title, aggregate principal amount, currency, form (which may be certificated or global), authorized denominations, maturity, rate (or manner of calculating the rate) and time of payment of interest, terms for redemption at our option or repayment at the holder’s option, terms for sinking payments, terms for conversion into shares of our common stock or preferred stock, covenants, and any initial public offering price;

•
in the case of preferred stock, the specific designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to transferability, dividends and other distributions, and terms and conditions of redemption and any initial public offering price;

•
in the case of warrants or rights, the duration, offering price, exercise price, and detachability;

•
in the case of trust preferred securities, the designation, annual distribution rate, distribution payment dates, whether distributions will be cumulative and compounding, amounts paid out of assets of the trust to holders upon dissolution, any repurchase, redemption or exchange provisions, any preference or subordination rights upon a default or liquidation, any voting rights, terms for any conversion or exchange, and any rights to defer distributions; and

•
in the case of units, the constituent securities comprising the units, the offering price, and detachability.

In addition, the specific terms may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate, among other purposes, to preserve the status of our company as a real estate investment trust, or REIT, for federal income tax purposes. The applicable prospectus supplement will also contain information, where applicable, about certain United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.
The securities may be offered directly by us or by any selling security holder, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers, or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “Plan of Distribution” and “About This Prospectus” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.
Our common stock currently trades on the New York Stock Exchange, or NYSE, under the symbol “RWT”. On May 9, 2016, the last reported sale price of our common stock was $13.12 per share.
Investing in the securities involves risk. See “Risk Factors” beginning on page 3.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 10, 2016.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell the securities and seeking offers to buy the securities only in jurisdictions where offers and sales are permitted.
We have not authorized any dealer or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying supplement to this prospectus. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus sets forth certain terms of the securities that we may offer.
Each time we offer securities, we will attach a prospectus supplement to this prospectus. The prospectus supplement will contain the specific description of the terms of the offering. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus.
It is important for you to read and consider all information contained in this prospectus and the applicable prospectus supplement, including the information incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Where You Can Find More Information” in this prospectus.
We have not included separate financial statements of Redwood Capital Trust II, a special purpose entity, in this prospectus. We do not consider that such financial statements are material to holders of the trust preferred securities because:
•
the trust has no operating history or independent operations; and

•
the trust is not engaged in, nor will it engage in, any activity other than issuing trust preferred and trust common securities, investing in and holding our debt securities and engaging in related activities.

Furthermore, the combination of our obligations under the debt securities, the associated indentures, the trust agreement and the guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. In addition, we do not expect that Redwood Capital Trust II will file reports with the SEC under the Securities Exchange Act of 1934.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our” or “Redwood” mean Redwood Trust, Inc. and our consolidated subsidiaries, except where it is made clear that the terms mean Redwood Trust, Inc. only.
Redwood Capital Trust II was formed solely for the purpose of issuing trust preferred securities and has no operating history or independent operations. Redwood Capital Trust II was created under the Delaware Statutory Trust Act and will be governed by a trust agreement (as it may be amended and restated from time to time) among the trustees of Redwood Capital Trust II and us. The trust agreement will be qualified under the Trust Indenture Act of 1939, as amended.
When Redwood Capital Trust II issues its trust preferred securities, the holders of the trust preferred securities will own all of the issued and outstanding trust preferred securities of Redwood Capital Trust II. We will acquire all of the issued and outstanding trust common securities of Redwood Capital Trust II, representing an undivided beneficial interest in the assets of Redwood Capital Trust II of at least 3%.
Redwood Capital Trust II exists primarily for the purpose of:
•
issuing its trust preferred and trust common securities;

•
investing the proceeds from the sale of its securities in our debt securities; and

•
engaging in only such other activities as are necessary or incidental to issuing its securities and purchasing and holding our debt securities.

When Redwood Capital Trust II issues its trust preferred securities, the number of trustees of Redwood Capital Trust II will initially be four. Two of the trustees will be individuals who are officers or employees of Redwood. The third trustee will be Wells Fargo Bank, N.A., which will serve as the property trustee under the trust agreement for purposes of the Trust Indenture Act of 1939, as amended. The fourth trustee will be Wells Fargo Delaware Trust Company, N.A., which has its principal place of business in the State of Delaware.

Wells Fargo Bank, N.A., acting in its capacity as guarantee trustee, will hold for your benefit a trust preferred securities guarantee, which will be separately qualified under the Trust Indenture Act of 1939, as amended.
Unless otherwise provided in the applicable prospectus supplement, because we will own all of the trust common securities of Redwood Capital Trust II, we will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees. In most cases, there will be at least four trustees. The term of Redwood Capital Trust II’s amended and restated trust agreement will be described in the applicable prospectus supplement, but may dissolve earlier as provided in the trust agreement.
The rights of holders of the trust preferred securities of Redwood Capital Trust II, including economic rights, rights to information and voting rights and the duties and obligations of the trustees of Redwood Capital Trust II, will be contained in and governed by the trust agreement of Redwood Capital Trust II (as it may be amended and restated from time to time), the Delaware Statutory Trust Act and the Trust Indenture Act of 1939.
Our principal executive offices are located at One Belvedere Place, Suite 300, Mill Valley, California 94941; our telephone number is (415) 389-7373.

RISK FACTORS
You should carefully consider any specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, incorporated into this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You should consider carefully those risk factors together with all of the other information included and incorporated by reference in this prospectus before you decide to purchase our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY STATEMENT
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in this prospectus and any accompanying prospectus supplement under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are summarized below and described from time to time in reports we file with the SEC, including under the heading “Risk Factors” in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Important factors, among others, that may affect our actual results include: interest rate volatility, changes in credit spreads, and changes in liquidity in the market for real estate securities and loans; changes in the demand from investors for residential mortgages and investments, and our ability to distribute an increased volume of residential mortgages through our whole-loan distribution channel; our ability to finance our investments in securities and our acquisition of residential mortgages with short-term debt; the availability of assets for purchase at attractive risk-adjusted returns and our ability to reinvest cash and the proceeds from the potential sale of securities and investments we hold; changes in the values of assets we own; higher than expected operating expenses due to delays or decreases in the realization of expected operating expense reductions related to the repositioning of our conforming mortgage banking activities and commercial loan origination activities, and other unforeseen expenses; general economic trends, the performance of the housing, commercial real estate, mortgage, credit, and broader financial markets, and their effects on the prices of earning assets and the credit status of borrowers; federal and state legislative and regulatory developments, and the actions of governmental authorities, including those affecting the mortgage industry or our business (including, but not limited to, the Federal Housing Finance Agency’s rules relating to FHLB membership requirements and the implications for our captive insurance subsidiary’s membership in the FHLB); developments related to the fixed income and mortgage finance markets and the Federal Reserve’s statements regarding its future open market activity and monetary policy; our exposure to credit risk and the timing of credit losses within our portfolio; the concentration of the credit risks we are exposed to, including due to the structure of assets we hold and the geographical concentration of real estate underlying assets we own; our exposure to adjustable-rate mortgage loans; the efficacy and expense of our efforts to manage or hedge credit risk, interest rate risk, and other financial and operational risks; changes in credit ratings on assets we own and changes in the rating agencies’ credit rating methodologies; changes in interest rates; changes in mortgage prepayment rates; the ability of counterparties to satisfy their obligations to us; our involvement in securitization transactions, the profitability of those transactions, and the risks we are exposed to in engaging in securitization transactions; exposure to claims and litigation, including litigation arising from our involvement in securitization transactions; whether we have sufficient liquid assets to meet short-term needs; our ability to successfully compete and retain or attract key personnel; our ability to adapt our business model and strategies to changing circumstances; changes in our investment, financing, and hedging strategies and new risks we may be exposed to if we expand our business activities; our exposure to a disruption or breach of the security of our technology infrastructure and systems; exposure to environmental liabilities; our failure to comply with applicable laws and regulations; our failure to maintain appropriate internal controls over financial reporting and disclosure controls and procedures; the impact on our reputation that could result from our actions or omissions or from those of others; changes in accounting principles and tax rules; our ability to maintain our status as a REIT for tax purposes; limitations imposed on our business due to our REIT status and our status as exempt from registration under the Investment Company Act of 1940; decisions about raising, managing, and distributing capital; and other factors not presently identified.

REDWOOD TRUST, INC.
Redwood Trust, Inc., together with its subsidiaries, focuses on investing in mortgage- and other real estate-related assets and engaging in mortgage banking activities. We seek to invest in real estate-related assets that have the potential to generate attractive cash flow returns over time and to generate income through our mortgage banking activities. During 2015, we operated our business in three segments: residential mortgage banking, residential investments, and commercial mortgage banking and investments. Redwood Trust, Inc. has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), beginning with its taxable year ended December 31, 1994. We generally refer, collectively, to Redwood Trust, Inc. and those of its subsidiaries that are not subject to subsidiary-level corporate income tax as “the REIT” or “our REIT.” We generally refer to subsidiaries of Redwood Trust, Inc. that are subject to subsidiary-level corporate income tax as “our operating subsidiaries” or “our taxable REIT subsidiaries” or “TRS.” Our mortgage banking activities and investments in mortgage servicing rights (“MSRs”) are generally carried out through our taxable REIT subsidiaries, while our portfolio of mortgage- and other real estate-related investments is primarily held at our REIT. We generally intend to retain profits generated and taxed at our taxable REIT subsidiaries, and to distribute as dividends at least 90% of the taxable income we generate at our REIT.
Our residential mortgage banking segment primarily consists of operating a mortgage loan conduit that acquires residential loans from third-party originators for subsequent sale, securitization, or transfer to our investment portfolio. We typically acquire prime, jumbo mortgages and the related mortgage servicing rights on a flow basis from our network of loan sellers and distribute those loans through our Sequoia private-label securitization program or to institutions that acquire pools of whole loans. We occasionally supplement our flow purchases with bulk loan acquisitions. This segment also includes various derivative financial instruments and interest only securities retained from our Sequoia securitizations that we utilize to manage certain risks associated with residential loans we acquire. During 2015, we also acquired conforming loans (defined as loans eligible for sale to Fannie Mae and Freddie Mac (the “Agencies”)) and the related servicing rights on a flow basis from our seller network. Conforming loans we acquired were generally sold to the Agencies. During the first quarter of 2016, as part of our ongoing evaluation of the efficiency and profitability of our businesses, we announced plans to restructure our conforming loan operations by discontinuing the acquisition and aggregation of conforming loans for resale to the Agencies, and instead focus on direct conforming-related investments in mortgage servicing rights and risk-sharing transactions. Our residential mortgage banking segment’s main source of revenue is income from mortgage banking activities, which includes valuation increases (or gains) on the sale or securitization of loans, and from hedges used to manage risks associated with these activities. Additionally, this segment may generate interest income on loans held pending securitization or sale. Funding expenses, direct operating expenses, and tax expenses associated with these activities are also included in this segment.
Our residential investments segment includes a portfolio of investments in residential mortgage-backed securities retained from our Sequoia securitizations, as well as residential mortgage-backed securities issued by third parties. In addition, this segment includes a subsidiary of Redwood Trust that is a member of the Federal Home Loan Bank of Chicago (“FHLBC”) and that utilizes attractive long-term financing from the FHLBC to make long-term investments directly in residential mortgage loans. Finally, this segment invests in MSRs associated with residential loans we have sold or securitized, as well as MSRs that we purchased from third parties. The residential investments segment’s main sources of revenue are interest income from investment portfolio securities and residential loans held-for-investment, as well as MSR income. Additionally, this segment may realize gains upon the sale of securities. Funding expenses, hedging expenses, direct operating expenses, and tax provisions associated with these activities are also included in this segment.
During 2015, our commercial mortgage banking and investments segment consisted primarily of a mortgage loan conduit that originated senior commercial loans for subsequent sale to third-party CMBS sponsors or other investors. In addition to senior loans, during 2015 we offered complementary forms of commercial real estate financing directly to borrowers that included mezzanine loans, subordinate mortgage loans, and other financing solutions. We typically have held the mezzanine and other subordinate loans we originated in our commercial investment portfolio. During the first quarter of 2016, as part of our ongoing evaluation of the efficiency and profitability of our businesses, we announced plans to reposition our commercial business to focus solely on investing activities and discontinue commercial loan originations. During 2015, this segment’s main sources of revenue were mortgage banking income, which included valuation increases (or gains) on the sale of senior commercial loans and associated hedges, and net interest income from mezzanine or subordinate loans held in our investment portfolio. Funding expenses, direct operating expenses, and tax expenses associated with these activities are also included in this segment.
Throughout our history we have sponsored or managed other investment entities, including a private limited partnership fund that we managed, the Redwood Opportunity Fund, LP (the “Fund”), as well as Acacia securitization entities, certain of which we continue to manage. The Fund was primarily invested in residential securities and the Acacia entities are primarily invested in a variety of real estate-related assets. During the third quarter of 2011, we engaged in a transaction in which we resecuritized a pool of senior residential securities (the “Residential Resecuritization”) primarily for the purpose of obtaining permanent non-recourse financing on a portion of the residential securities we hold in our investment portfolio at the REIT. Similarly, during the fourth quarter of 2012, we engaged in a transaction in which we securitized a pool of commercial loans (the “Commercial Securitization”) primarily for the purpose of obtaining permanent non-recourse financing on a portion of the commercial loans we hold.
Our primary sources of income are net interest income from our investment portfolios and non-interest income from our mortgage banking activities. Net interest income consists of the interest income we earn on investments less the interest expense we incur on borrowed funds and other liabilities. Income from mortgage banking activities consists of the profit we seek to generate through the acquisition of loans and their subsequent sale or securitization.
We were incorporated in the State of Maryland on April 11, 1994, and commenced operations on August 19, 1994. Our principal executive offices are located at One Belvedere Place, Suite 300, Mill Valley, California 94941. Our telephone number is (415) 389-7373. Our website is www.redwoodtrust.com. Information contained in or that can be accessed through our website is not part of, and is not incorporated into, this prospectus or any accompanying prospectus supplement.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement for any offering of securities, we intend to use the net proceeds from the sale of securities to fund our business and investment activity, which may include funding purchases of residential mortgage loans, funding the origination of commercial loans and acquiring mortgage-backed securities for our investment portfolio, as well as for other general corporate purposes.
ACCOUNTING TREATMENT RELATING TO TRUST PREFERRED SECURITIES
The financial statements of Redwood Capital Trust II will be consolidated with our financial statements. Following the issuance of trust preferred securities by Redwood Capital Trust II, our financial statements will include a footnote that discloses, among other things, that the assets of the trust consist of our debt securities and will specify the designation, principal amount, interest rate and maturity date of the debt securities.
RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
Our ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for the three months ended March 31, 2016 and each of the previous five years ended December 31 were as follows:
	Three Months Ended March 31, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	1.7x	2.40x	2.65x	3.90x	2.20x	1.26x
Ratio of earnings to fixed charges and preferred stock dividends	1.7x	2.40x	2.65x	3.90x	2.20x	1.26x
The ratio of earnings to fixed charges represents the number of times “fixed charges” are covered by “earnings.” “Fixed charges” consist of interest on outstanding long-term debt and asset backed securities issued, as well as associated amortization of debt discount and deferred issuance costs. The proportion deemed representative of the interest factor of operating lease expense has not been deducted as the total operating lease expense in itself was de minimis and did not affect the ratios in a material way. “Earnings” consist of consolidated income before income taxes and fixed charges.

GENERAL DESCRIPTION OF SECURITIES
The following is a brief description of the material terms of our securities that may be offered under this prospectus. This description does not purport to be complete and is subject in all respects to applicable Maryland law and to the provisions of our charter and bylaws, including any amendments or supplements thereto, copies of which are on file with the SEC as described under “Where You Can Find Information” and are incorporated by reference herein.
We, directly or through agents, dealers, or underwriters designated from time to time, may offer, issue, and sell, together or separately:
•
debt securities, which may consist of debentures, notes, or other types of debt;

•
shares of our common stock;

•
shares of our preferred stock;

•
warrants to purchase shares of our common stock or preferred stock;

•
rights issuable to our stockholders to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing;

•
trust preferred securities; and

•
units consisting of two or more of the foregoing.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock, or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock, or other securities. The debt securities, the preferred stock, the common stock, the warrants, the rights, the trust preferred securities and the units are collectively referred to in this prospectus as the securities. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.
Our charter provides that we have authority to issue up to 180,000,000 shares of stock, par value $0.01 per share, all of which is currently classified as common stock. Our common stock is listed on the New York Stock Exchange, and we intend to so list any additional shares of our common stock which are issued and sold hereunder. We may elect to list any future class or series of our securities issued hereunder on an exchange, but we are not obligated to do so. Under Maryland law, our stockholders generally are not liable for our debts or obligations.

DESCRIPTION OF DEBT SECURITIES
The debt securities covered by this prospectus will be our debt securities issued under the Indenture, dated as of March 6, 2013, which we refer to as the indenture, between us and Wilmington Trust, National Association, as trustee. This prospectus, together with the applicable prospectus supplement, will describe all the material terms of a particular series of debt securities. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.
The following is a summary of the most important provisions and definitions of the indenture. The summary is not complete. The indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meaning specified in the indenture.
In this description of debt securities, the words “we,” “us,” or “our” refer only Redwood Trust, Inc. and not to any of our subsidiaries.
General
Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.
The prospectus supplement will set forth:
•
whether the debt securities will be senior or subordinated;

•
the offering price;

•
the form and terms of any guarantee of any debt securities;

•
the title;

•
any limit on the aggregate principal amount;

•
the person who shall be entitled to receive interest, if other than the record holder on the record date;

•
the date the principal will be payable;

•
the interest rate, if any, the date interest will accrue, the interest payment dates, and the regular record dates;

•
the place where payments may be made;

•
any mandatory or optional redemption provisions;

•
if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•
if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable, whether we or the holder may elect payment to be made in a different currency and the manner in which the exchange rate with respect to these payments will be determined;

•
the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•
the form of the debt securities and whether the debt securities will be issuable, in whole or in part, as global debt securities;

•
the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

•
if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount;

•
any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance”;

•
any conversion or exchange provisions;

•
any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

•
whether the debt securities will be issuable in the form of a global security;

•
any subordination provisions;

•
any deletions of, or changes or additions to, the events of default or covenants; and

•
any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement:
•
the debt securities will be registered debt securities; and

•
registered debt securities denominated in U.S. dollars will be issued in denominations of  $2,000 and an integral multiple of  $1,000 thereafter.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.
Exchange and Transfer
Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.
We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
In the event of any potential redemption of debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•
register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Global Securities
The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:
•
be registered in the name of a depositary that we will identify in a prospectus supplement;

•
be deposited with the depositary or nominee or custodian; and

•
bear any required legends.

Each global security will be registered in the name of The Depository Trust Company, or the depositary, or a nominee of the depositary. Except as set forth under the heading “Global Securities — Book-Entry, Delivery and Form” below, global securities will not be issuable in certificated form.
No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:
•
the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•
an event of default is continuing; or

•
any other circumstances described in a prospectus supplement occurs.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:
•
will not be entitled to have the debt securities registered in their names;

•
will not be entitled to physical delivery of certificated debt securities; and

•
will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.
Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.
Payments, transfers, and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.
The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.
Payment and Paying Agent
The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.
We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents, or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.
Consolidation, Merger, and Sale of Assets
Except as otherwise set forth in the applicable prospectus supplement, we may not consolidate with or merge into any other person in a transaction in which we are not the surviving corporation, or convey, transfer, or lease our properties and assets substantially as an entirety to any person, unless:
•
we are the surviving corporation or the successor, if any, is a U.S. corporation;

•
the successor assumes our obligations on the debt securities and under the indenture;

•
immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•
certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Events of Default
Unless we inform you otherwise in the prospectus supplement, the indenture defines an event of default with respect to any series of debt securities as one or more of the following events:
(1)
failure to pay principal of or any premium on any debt security of that series when due;

(2)
failure to pay any interest on any debt security of that series for 30 days when due;

(3)
failure to deposit any sinking fund payment within 30 days of when due;

(4)
failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture;

(5)
our bankruptcy, insolvency, or reorganization; and

(6)
any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.
If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.
If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable.

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.
Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
A holder will not have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:
(1)
the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)
the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium, or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed in (1) through (3) above.
We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.
Modification and Waiver
Except as provided in the next two succeeding paragraphs, we and the trustee may make modifications and amendments to the indenture (including, without limitation, through consents obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.
However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:
•
change the stated maturity of any debt security;

•
reduce the principal of, premium, if any, on or interest on any debt security;

•
reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•
reduce the rate of or extend the time for payment of interest on any debt security;

•
change the currency in which any debt security is payable;

•
impair the right to enforce any payment after the stated maturity or redemption date;

•
waive any default or event of default in payment of the principal of, premium on or interest on any debt security;

•
waive a redemption payment of any debt security, if a redemption is made at our option;

•
adversely affect the right, if any, to convert any debt security; or

•
reduce the principal amount of securities whose holders must consent to an amendment, supplement or waiver of provisions in the indenture.

Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indenture:
•
to cure any ambiguity, defect, or inconsistency;

•
to provide for uncertificated securities in addition to or in place of certificated securities;

•
to provide for the assumption of our obligations to holders of any debt security in the case of a merger or consolidation or sale of all or substantially all of our assets;

•
to make any change that would provide any additional rights or benefits to the holders of securities or that does not adversely affect the legal rights under the indenture of any such holder;

•
to comply with requirements of the SEC in order to effect or maintain the qualification of an indenture under the Trust Indenture Act;

•
to conform the text of the indenture to any provision of the Description of Debt Securities to the extent that such provision in the Description of Debt Securities was intended to be a verbatim recitation of a provision of the indenture;

•
to provide for the issuance of additional securities in accordance with the limitations set forth in the indenture as of the date of the indenture;

•
to allow any guarantor to execute a supplemental indenture with respect to debt securities and to release guarantors in accordance with the terms of the indenture; or

•
to add additional obligors under the indenture and the securities.

The consent of holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
Satisfaction and Discharge; Defeasance
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost, or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium, and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain, or loss for United States federal income tax purposes as a result of the deposit, defeasance, and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance, and discharge had not occurred.

Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading “Consolidation, Merger, and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•
any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:
•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain, or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.   In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.
Notices
Notices to holders will be given by mail to the addresses of the holders in the security register.
No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
Regarding the Trustee
The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

DESCRIPTION OF COMMON STOCK
All shares of common stock offered by this prospectus will be duly authorized, fully paid, and nonassessable. Holders of our common stock are entitled to receive dividends if, as, and when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution, or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer of our stock.
Subject to our charter restrictions on transfer of our stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.
Holders of our common stock have no preference, conversion, exchange, sinking fund, redemption, or, if listed on the New York Stock Exchange, appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to our charter restrictions on transfer of our stock, all shares of common stock will have equal dividend, liquidation, and other rights.
Transfer Agent, Registrar, and Dividend Disbursing Agent
The transfer agent and registrar for our common stock is currently Computershare Trust Company, N.A. and its affiliate, Computershare Inc., acts as dividend disbursing agent.
Power to Reclassify Shares of Our Stock; Issuance of Additional Shares
Our charter authorizes our board of directors to classify and reclassify from time to time any unissued shares of our stock into other classes or series of stock, including preferred stock, and to cause the issuance of such shares. Prior to issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. We believe that the power to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer, or prevent a transaction or a change in control of Redwood Trust that might involve a premium price for holders of common stock or otherwise be in their best interest. We have no shares of preferred stock presently outstanding.

DESCRIPTION OF PREFERRED STOCK
Our charter authorizes our board of directors to classify from time to time any unissued shares of stock in one or more classes or series of preferred stock and to reclassify any previously classified but unissued preferred stock of any class or series in one or more classes or series. If we offer preferred stock pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such preferred stock, including the following, where applicable:
•
the designation of the shares and the number of shares that constitute the class or series;

•
the dividend rate (or the method of calculating dividends), if any, on the shares of the class or series and the priority as to payment of dividends with respect to other classes or series of our shares of stock;

•
whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•
the dividend periods (or the method of calculating the dividend periods);

•
the voting rights of the preferred stock, if any;

•
the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our stock and any other rights of the shares of the class or series upon our liquidation or winding-up;

•
the provision for a sinking fund, if any, for such preferred stock;

•
whether or not and on what terms the shares of the class or series will be subject to redemption or repurchase at our option;

•
the terms and conditions, if applicable, upon which such preferred stock will be converted into the common stock, including the conversion price (or manner of calculation thereof);

•
whether the shares of the class or series of preferred stock will be listed on a securities exchange or quoted on an inter-dealer quotation system;

•
any limitations on direct or beneficial ownership and restrictions on transfer applicable to the preferred stock, in addition to those already set forth in our charter, that may be necessary to preserve our status as a real estate investment trust; and

•
the other rights and privileges and any qualifications, limitations, or restrictions of the rights or privileges of the class or series.

Transfer Agent, Registrar, and Dividend Disbursing Agent
The transfer agent and registrar for our preferred stock is currently Computershare Trust Company, N.A. and its affiliate, Computershare Inc., acts as dividend disbursing agent. If different, we will specify in the applicable prospectus supplement the transfer agent, registrar, and dividend disbursing agent for any series of preferred stock offered by that prospectus supplement.

DESCRIPTION OF SECURITIES WARRANTS
We may issue securities warrants for the purchase of common stock or preferred stock, respectively referred to as common stock warrants and preferred stock warrants. Securities warrants may be issued independently or together with any other securities offered by this prospectus and any accompanying prospectus supplement and may be attached to or separate from such other securities. Each issuance of the securities warrants will be issued under a separate securities warrant agreement to be entered into by us and a bank or trust company, as securities warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered securities warrants. Each issue of securities warrants will be evidenced by securities warrant certificates. The securities warrant agent will act solely as an agent of ours in connection with the securities warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holder of securities warrant certificates or beneficial owners of securities warrants.
If we offer securities warrants pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such securities warrants, including the following, where applicable:
•
the offering price;

•
the aggregate number of shares purchasable upon exercise of such securities warrants, and in the case of securities warrants for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such securities warrants;

•
the designation and terms of the securities with which such securities warrants are being offered, if any, and the number of such securities warrants being offered with each such security;

•
the date on and after which such securities warrants and any related securities will be transferable separately;

•
the number of shares of preferred stock or shares of common stock purchasable upon exercise of each of such securities warrants and the price at which such number of shares of preferred stock or common stock may be purchased upon such exercise;

•
the date on which the right to exercise such securities warrants shall commence and the expiration date on which such right shall expire;

•
U.S. federal income tax considerations; and

•
any other material terms of such securities warrants.

Holders of future securities warrants, if any, will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders of Redwood Trust.

DESCRIPTION OF
RIGHTS TO PURCHASE SHARES OF COMMON OR PREFERRED STOCK
We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing. In this prospectus, we refer to such rights as “stockholder rights.” If stockholders rights are so issued to existing holders of securities, each stockholder right will entitle the registered holder thereof to purchase the securities issuable upon exercise of the rights pursuant to the terms set forth in the applicable prospectus supplement.
If stockholder rights are issued, the applicable prospectus supplement will describe the terms of such stockholder rights including the following where applicable:
•
record date;

•
subscription price;

•
subscription agent;

•
aggregate number of shares of preferred stock, shares of common stock, warrants, or units purchasable upon exercise of such stockholder rights and in the case of stockholder rights for preferred stock or warrants exercisable for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such stockholder rights or warrants;

•
the date on which the right to exercise such stockholder rights shall commence and the expiration date on which such right shall expire;

•
U.S. federal income tax considerations; and

•
other material terms of such stockholder rights.

In addition to the terms of the stockholder rights and the securities issuable upon exercise thereof, the prospectus supplement may describe, for a holder of such stockholder rights who validly exercises all stockholder rights issued to such holder, how to subscribe for unsubscribed securities, issuable pursuant to unexercised stockholder rights issued to other holders, to the extent such stockholder rights have not been exercised.
Holders of stockholder rights will not be entitled by virtue of being such holders to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders of Redwood Trust, except to the extent described in the related prospectus supplement.

DESCRIPTION OF TRUST PREFERRED SECURITIES
Redwood Capital Trust II will only issue trust preferred securities and will not issue debt securities, common stock, preferred stock, warrants, stockholder rights or units. The terms of the trust preferred securities will include those stated in the trust agreement (as it may be amended and restated from time to time) and those made a part of that trust agreement by the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to the trust agreement and the trust preferred securities are summaries of certain anticipated provisions of the trust agreement and the trust preferred securities and are not complete. This summary is subject to and qualified by reference to the description of the particular terms of the trust preferred securities described in the applicable prospectus supplement. The form of trust agreement has been filed as an exhibit to the registration statement and you should read the form of trust agreement for provisions that may be important to you. The actual trust agreement and the terms of any trust preferred securities may differ materially from the form of trust agreement. We will describe in the applicable prospectus supplement any material differences between the actual trust agreement and trust preferred securities and the form of trust agreement and the description of the trust preferred securities below.
The prospectus supplement relating to the trust preferred securities will include specific terms relating to the offering. These terms will include some or all of the following:
•
the designation of the trust preferred securities;

•
the number of trust preferred securities issued by the trust;

•
the annual distribution rate and any conditions upon which distributions are payable, the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the trust preferred securities;

•
whether distributions will be cumulative and compounding and, if so, the dates from which distributions will be cumulative or compounded;

•
the amounts that will be paid out of the assets of the trust, after the satisfaction of liabilities to creditors of the trust, to the holders of trust preferred securities upon dissolution;

•
any repurchase, redemption or exchange provisions;

•
any preference or subordination rights upon a default or liquidation of the trust;

•
any voting rights of the trust preferred securities in addition to those required by law;

•
terms for any conversion or exchange of the debt securities or the trust preferred securities into other securities;

•
any rights to defer distributions on the trust preferred securities by extending the interest payment period on the debt securities; and

•
any other relevant terms, rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

The trust preferred securities may not be convertible into other securities that have not been registered under this registration statement unless the trust preferred securities convertible into such other securities are not legally convertible immediately or within one year of the date of sale of such trust preferred securities.
Except as otherwise set forth in the applicable prospectus supplement, the trustees, on behalf of the trust and pursuant to the trust agreement, will issue one class of trust preferred securities and one class of trust common securities. The trust securities will represent undivided beneficial ownership interests in the assets of the trust.
Except as otherwise set forth in the applicable prospectus supplement, the trust preferred securities will rank equally in right of payment, and payments will be made thereon proportionately, with the trust common securities. Except as otherwise set forth in the prospectus supplement, the property trustee of the trust will hold legal title to the debt securities in trust for the benefit of the holders of the trust securities.

Except as otherwise set forth in the prospectus supplement, we will execute a guarantee agreement for the benefit of the holders of the trust preferred securities. The guarantee will guarantee the payment of distributions (as defined below) or any amounts payable on redemption or liquidation of the trust preferred securities when the trust does not have funds on hand available to make such payments.
In the prospectus supplement, we will also describe certain material U.S. federal income tax consequences and special considerations applicable to the trust preferred securities.
The Trust Preferred Securities Guarantee
Except as otherwise set forth in the prospectus supplement, we will fully and unconditionally guarantee payments on the trust preferred securities as described in this section. The guarantee covers the following payments:
•
periodic cash distributions on the trust preferred securities out of funds held by the property trustee of the trust;

•
payments on dissolution of each trust; and

•
payments on redemption of trust preferred securities of each trust.

Wells Fargo Bank, N.A., as guarantee trustee, will hold the guarantee for the benefit of the holders of trust preferred securities.
We have summarized selected provisions of the guarantee below. This summary is not complete. For a complete description, we encourage you to read the guarantee, the form of which we have filed as an exhibit to the registration statement.
Except as otherwise set forth in the prospectus supplement, we will irrevocably and unconditionally agree to pay holders of the trust preferred securities in full the following amounts to the extent not paid by the trust:
•
any accumulated and unpaid distributions and any additional amounts with respect to the trust preferred securities and any redemption price for trust preferred securities called for redemption by the trust, if and to the extent that we have made corresponding payments on the debt securities to the property trustee of the trust; and

•
payments upon the dissolution of the trust equal to the less of  (i) the liquidation amount plus all accumulated and unpaid distributions and additional amounts on the trust preferred securities to the extent the trust has funds legally available for those payments and (ii) the amount of assets of the trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of the trust.

We will not be required to make these liquidation payments if:
•
the trust distributes the debt securities to the holders of trust preferred securities in exchange for their trust preferred securities; or

•
the trust redeems the trust preferred securities in full upon the maturity or redemption of the debt securities.

Except as otherwise set forth in the prospectus supplement, each guarantee is a guarantee from the time of issuance of the trust preferred securities. EXCEPT AS OTHERWISE SET FORTH IN THE APPLICABLE PROSPECTUS SUPPLEMENT, THE GUARANTEE ONLY COVERS DISTRIBUTIONS AND OTHER PAYMENTS ON TRUST PREFERRED SECURITIES IF AND TO THE EXTENT THAT WE HAVE MADE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES TO THE APPLICABLE PROPERTY TRUSTEE. EXCEPT AS OTHERWISE SET FORTH IN THE PROSPECTUS SUPPLEMENT, IF WE DO NOT MAKE THOSE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES, THE TRUST WILL NOT HAVE FUNDS AVAILABLE FOR PAYMENTS AND WE WILL HAVE NO OBLIGATION TO MAKE A GUARANTEE PAYMENT.

Our obligations under the trust agreement, the guarantee, the debt securities and the associated indenture taken together will provide a full and unconditional guarantee of payments due on the trust preferred securities. We will describe the specific terms of the guarantee in a prospectus supplement.
Covenants of Redwood
Except as otherwise set forth in the prospectus supplement, in the guarantee, we will agree that, as long as any trust preferred securities issued by the trust are outstanding, we will not make the payments and distributions described below if:
•
we are in default on our guarantee payments or other payment obligations under the guarantee;

•
any trust enforcement event under the trust agreement has occurred and is continuing; or

•
we have elected to defer payments of interest on the related debt securities by extending the interest payment period and that deferral period is continuing.

Except as otherwise set forth in the prospectus supplement, in these circumstances, we will agree that we will not:
•
declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock, except to the extent required in order to maintain our qualification as a REIT; or

•
make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with or junior in right of payment to the debt securities or make any guarantee payments with respect to any guarantee by us of the debt of any of our subsidiaries if such guarantee ranks equally with or junior in right of payment to the debt securities.

However, except as otherwise set forth in the prospectus supplement, even during such circumstances, we may:
•
purchase or acquire our capital stock in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any extension period requiring us to purchase our capital stock;

•
reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

•
purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•
declare dividends or distributions payable solely in shares of our capital stock;

•
redeem or repurchase any rights pursuant to a rights agreement; and

•
make payments under the guarantee related to the trust preferred securities.

In addition, as long as trust preferred securities issued by any trust are outstanding and except as otherwise set forth in the prospectus supplement, we will agree that we will:
•
remain the sole direct or indirect owner of all the outstanding common securities of that trust, except as permitted by the applicable trust agreement;

•
permit the trust common securities of that trust to be transferred only as permitted by the trust agreement; and

•
use reasonable efforts to cause that trust to continue to be treated as a grantor trust for U.S. federal income tax purposes, except in connection with a distribution of debt securities to the holders of trust preferred securities as provided in the trust agreement, in which case the trust would be dissolved.

Amendments and Assignment
Except as otherwise set forth in the prospectus supplement, we and the guarantee trustee may amend each guarantee without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders in any material respect or in order to conform the text of the guarantee to any provision of this prospectus or the applicable prospectus supplement to the extent such provision in this prospectus or the applicable prospectus supplement was intended to be a verbatim recitation of the guarantee. In all other cases and except as otherwise set forth in the prospectus supplement, we and the guarantee trustee may amend the guarantee only with the prior approval of the holders of at least a majority of outstanding trust preferred securities issued by the applicable trust.
Except as otherwise set forth in the prospectus supplement, we may assign our obligations under the guarantee only in connection with a consolidation, merger or asset sale involving us permitted under the indenture governing the debt securities.
Termination of the Guarantee
Except as otherwise set forth in the prospectus supplement, the guarantee will terminate upon:
•
full payment of the redemption price of all trust preferred securities of the trust;

•
distribution of the related debt securities, or any securities into which those debt securities are convertible, to the holders of the trust preferred securities and trust common securities of the trust in exchange for all the securities issued by the trust; or

•
full payment of the amounts payable upon liquidation of the trust.

The guarantee will, however, continue to be effective or will be reinstated if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the guarantee.
Status of the Guarantee
Except as otherwise set forth in the prospectus supplement, our obligations under the guarantee will be unsecured and effectively junior in right of payment to all debt and preferred stock of our subsidiaries. BY YOUR ACCEPTANCE OF THE TRUST PREFERRED SECURITIES, YOU AGREE TO ANY SUBORDINATION PROVISIONS AND OTHER TERMS OF THE RELATED GUARANTEE. We will specify in a prospectus supplement the ranking of the guarantee with respect to our capital stock and other liabilities, including other guarantees.
Except as otherwise set forth in the prospectus supplement, the guarantee will be deposited with the guarantee trustee to be held for your benefit. The guarantee trustee will have the right to enforce the guarantee on your behalf. In most cases, the holders of a majority of outstanding trust preferred securities issued by the applicable trust will have the right to direct the time, method and place of:
•
conducting any proceeding for any remedy available to the applicable guarantee trustee; or

•
exercising any trust or other power conferred upon that guarantee trustee under the applicable guarantee.

The guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against us to enforce the payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.
Except as otherwise set forth in the prospectus supplement, if the guarantee trustee fails to enforce the guarantee or we fail to make a guarantee payment, you may institute a legal proceeding directly against us to enforce your rights under that guarantee without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other person or entity.
Periodic Reports Under Guarantee
Except as otherwise set forth in the prospectus supplement, we will be required to provide annually to the guarantee trustee a statement as to our performance of our obligations and our compliance with all conditions under the guarantees.

Duties of Guarantee Trustee
Except as otherwise set forth in the prospectus supplement, the guarantee trustee normally will perform only those duties specifically set forth in the applicable guarantee. The guarantee does not contain any implied covenants. If a default occurs on the guarantee, the guarantee trustee will be required to use the same degree of care and skill in the exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Except as otherwise set forth in the prospectus supplement, the guarantee trustee will exercise any of its rights or powers under the guarantee at the request or direction of holders of the applicable series of trust preferred securities only if it is offered security and indemnity satisfactory to it.
Governing Law
New York law will govern the guarantee.

DESCRIPTION OF UNITS
We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only. These summaries are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
When we issue units, we will provide in a prospectus supplement the following terms of the units being issued:
•
the title of any series of units;

•
identification and description of the separate constituent securities comprising the units;

•
the price or prices at which the units will be issued;

•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•
information with respect to any book-entry procedures;

•
a discussion of any material or special United States federal income tax consequences applicable to an investment in the units; and

•
any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in a prospectus supplement, the securities (other than warrant securities) initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•
a limited-purpose trust company organized under the New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities and upon request of a holder,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

RESTRICTIONS ON OWNERSHIP AND TRANSFER AND REPURCHASE OF SHARES
In order that we may meet the requirements for qualification as a REIT at all times, among other purposes, our charter prohibits any person from acquiring or holding beneficial ownership of shares of our common stock or preferred stock (collectively, “capital stock”) in excess of 9.8%, in number of shares or value, of the outstanding shares of the related class of capital stock. For this purpose, the term “beneficial ownership” means beneficial ownership, as determined under Rule 13d-3 under the Exchange Act, of capital stock by a person, either directly or constructively, including through application of the constructive ownership provisions of Section 544 of the Internal Revenue Code of 1986, as amended (the Code), and related provisions.
Under the constructive ownership rules of Section 544 of the Code, a holder of a warrant generally will be treated as owning the number of shares of capital stock into which such warrant may be converted. In addition, the constructive ownership rules generally attribute ownership of securities owned by a corporation, partnership, estate, or trust proportionately to its stockholders, partners, or beneficiaries, respectively. The rules may also attribute ownership of securities owned by family members to other members of the same family and may treat an option to purchase securities as actual ownership of the underlying securities by the optionholder. The rules further provide when securities constructively owned by a person will be considered to be actually owned for the further application of such attribution provisions. To determine whether a person holds or would hold capital stock in excess of the 9.8% ownership limit, a person will be treated as owing not only shares of capital stock actually owned, but also any shares of capital stock attributed to that person under the attribution rules described above. Accordingly, a person who directly owns less than 9.8% of the shares outstanding may nevertheless be in violation of the 9.8% ownership limit.
Any acquisition or transfer of shares of capital stock or warrants that would cause us to be disqualified as a REIT or that would create a direct or constructive ownership of shares of capital stock in excess of the 9.8% ownership limit, or result in the shares of capital stock being beneficially owned, within the meaning of Section 856(a) of the Code, by fewer than 100 persons, determined without any reference to any rules of attribution, or result in our being closely held within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to those shares or warrants. These restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.
If any purported transfer of shares of capital stock or warrants results in a purported transferee owning, directly or constructively, shares in excess of the 9.8% ownership limit due to the unenforceability of the transfer restrictions described above, the amount of shares causing the purported transferee to violate the 9.8% ownership limit will constitute excess securities. Excess securities will be transferred by operation of law to Redwood Trust as trustee for the exclusive benefit of the person or persons to whom the excess securities are ultimately transferred, until such time as the purported transferee retransfers the excess securities. While the excess securities are held in trust, a holder of such securities will not be entitled to vote or to share in any dividends or other distributions with respect to such securities and will not be entitled to exercise or convert such securities into shares of capital stock. Excess securities may be transferred by the purported transferee to any person (if such transfer would not result in excess securities) at a price not to exceed the price paid by the purported transferee (or, if no consideration was paid by the purported transferee, the Market Price (as defined in our charter) of the excess securities on the date of the purported transfer), at which point the excess securities will automatically be exchanged for the stock or warrants, as the case may be, to which the excess securities are attributable. If a purported transferee receives a higher price for designating an ultimate transferee, such purported transferee shall pay, or cause the ultimate transferee to pay, such excess to us. In addition, such excess securities held in trust are subject to purchase by us at a purchase price equal to the lesser of  (a) the price per share or per warrant, as the case may be, in the transaction that created such excess securities (or, in the case of a devise or gift, the Market Price at the time of such devise or gift), reduced by the amount of any distributions received in violation of the charter that have not been repaid to us, and (b) the Market Price on the date we elect to purchase the excess securities, reduced by the amount of any distributions received in violation of the charter that have not been repaid to us.

Upon a purported transfer of excess securities, the purported transferee shall cease to be entitled to distributions, voting rights, and other benefits with respect to the shares of capital stock or warrants except the right to payment of the purchase price for the shares of capital stock or warrants on the retransfer of securities as provided above. Any dividend or distribution paid to a purported transferee on excess securities prior to our discovery that shares of capital stock have been transferred in violation of our charter shall be repaid to us upon demand. If these transfer restrictions are determined to be void, invalid, or unenforceable by a court of competent jurisdiction, then the purported transferee of any excess securities may be deemed, at our option, to have acted as an agent on our behalf in acquiring the excess securities and to hold the excess securities on our behalf.
All certificates representing shares of capital stock and warrants will bear a legend referring to the restrictions described above.
Any person who acquires shares or warrants in violation of our charter, or any person who is a purported transferee such that excess securities result, must immediately give written notice or, in the event of a proposed or attempted transfer that would be void as set forth above, give at least 15 days prior written notice to us of such event and shall provide us such other information as we may request in order to determine the effect, if any, of the transfer on our status as a REIT. In addition, as required under the REIT provisions of the Code, every record owner of more than 5.0%, during any period in which the number of record stockholders is 2,000, or 1.0%, during any period in which the number of record stockholders is greater than 200 but less than 2,000, or 1/2%, during any period in which the number of record stockholders is 200 or less, of the number or value of our outstanding shares will receive a questionnaire from us by January 30 requesting information as to how the shares are held. In addition, our charter requires that such stockholders must provide written notice to us by 30 days after January 1 stating the name and address of the record stockholder, the number of shares beneficially owned and a description of how the shares are held. In practice, we have generally permitted our stockholders to comply with the foregoing charter requirement by responding to our annual REIT questionnaire. Further, each stockholder upon demand is required to disclose to us in writing such information with respect to the direct and constructive ownership of shares and warrants as our board of directors deems reasonably necessary to comply with the REIT provisions of the Code, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.
Our board of directors may increase or decrease the 9.8% ownership limit. In addition, to the extent consistent with the REIT provisions of the Code, our board of directors may, pursuant to our charter, waive the 9.8% ownership limit for a purchaser of our stock. As a condition to such waiver the intended transferee must give written notice to the board of directors of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the ownership limit. Our board of directors may also take such other action as it deems necessary or advisable to protect our status as a REIT. Pursuant to our charter, our board of directors has, from time to time, waived the ownership limit for certain of our stockholders.
The provisions described above may inhibit market activity and the resulting opportunity for the holders of our capital stock and warrants to receive a premium for their shares or warrants that might otherwise exist in the absence of such provisions. Such provisions also may make us an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.8% of the outstanding shares of our capital stock.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
We have summarized certain terms and provisions of the Maryland General Corporation Law and our charter and bylaws. This summary is not complete and is qualified by the provisions of our charter and bylaws, and the Maryland General Corporation Law. See “Where You Can Find More Information.”
For restrictions on ownership and transfer of our capital stock contained in our charter, see “Restrictions on Ownership and Transfer and Repurchase of Shares.”
Maryland Business Combination Act
Under the Maryland Business Combination Act, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder, as such terms are defined in the Act, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. The statute permits various exemptions from its provisions, including business combinations that are exempted by provision in the charter of the corporation. Our charter provides that we elect not to be governed by the provisions of the Maryland Business Combination Act.
Maryland Control Share Acquisition Act
The Maryland Control Share Acquisition Act causes persons who acquire beneficial ownership of stock at levels of 10%, 33%, and more than 50% (control share acquisitions) to lose the voting rights of such stock unless voting rights are restored by the stockholders at a meeting by vote of two-thirds of all the votes entitled to be cast on the matter (excluding stock held by the acquiring stockholder or the corporation’s officers or employee directors). The Maryland Control Share Acquisition Act affords a cash-out election for stockholders other than the acquiring stockholder, at an appraised value (but not less than the highest price per share paid by the acquiring person in the control share acquisition), payable by the corporation, if voting rights for more than 50% of the outstanding stock are approved for the acquiring person. Under certain circumstances, the corporation may redeem shares acquired in a control share acquisition if voting rights for such shares have not been approved. The statute does not apply (a) to shares acquired in a merger, consolidation, or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. A corporation’s board of directors has an “opt-out” power, exercisable through amendment of the corporation’s bylaws (which could be changed by the stockholders), to exempt in advance any control share acquisition from the Maryland Control Share Acquisition Act. Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act acquisitions by certain persons of shares of our common stock in accordance with waivers from the ownership limit in our charter granted to such persons by our board of directors.
The Maryland Control Share Acquisition Act could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers.
Board of Directors, Vacancies, and Removal of Directors
All directors are elected annually to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.
Pursuant to our election to be subject to certain provisions of the Maryland General Corporation Law, any vacancy on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies. A director may be removed with or without cause by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of directors.

Charter Amendments and Extraordinary Corporate Actions
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange, convert or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of the holders of a majority of the total number of shares entitled to vote on the matter.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general summary of certain material U.S. federal income tax considerations regarding our qualification and taxation as a REIT and the acquisition, ownership and disposition of our capital stock and debt securities, but does not purport to be a complete analysis of all potential tax effects. Supplemental U.S. federal income tax considerations relevant to the ownership of certain securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. Your tax treatment will vary depending upon the terms of the specific securities you acquire, as well as your particular situation. For purposes of this discussion, references to “we,” “our” and “us” mean only Redwood Trust, Inc. and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:
•
the Code;

•
current, temporary and proposed Treasury regulations promulgated under the Code;

•
the legislative history of the Code;

•
administrative interpretations and practices of the Internal Revenue Service (the IRS); and

•
court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern our federal income tax treatment as a REIT and holders of our capital stock. This summary is qualified in its entirety by the applicable Code provisions, Treasury regulations promulgated under the Code, and administrative and judicial interpretations thereof. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS regarding the matters discussed below, including our qualification as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any federal tax laws other than federal income tax laws, associated with the acquisition, ownership, or disposition of our capital stock or our election to be taxed as a REIT.
You are urged to consult your tax advisor regarding the tax consequences to you of:
•
the acquisition, ownership or disposition of our capital stock or debt securities, including the federal, state, local, non-U.S. and other tax consequences;

•
our election to be taxed as a REIT for federal income tax purposes; and

•
potential changes in applicable tax laws.

Taxation of the Company
General
We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 1994. We believe we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and to operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of share ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Failure to Qualify.”
Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus and our federal income tax status as a REIT. Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 2011, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Additionally, to the extent we make certain investments, such as investments in commercial mortgage loan securitizations, the accuracy of such opinion will also depend on the accuracy of certain opinions rendered to us in connection with such transactions. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy those requirements. Further, the anticipated federal income tax treatment described in this discussion may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.
Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our REIT taxable income that we currently distribute to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when the income is distributed. We will, however, be required to pay federal income tax as follows:
•
We will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•
We may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances.

•
If we have (1) net income from the sale or other disposition of  “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•
We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•
If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of  (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•
If we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of  $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.
•
If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of  $50,000 for each such failure.

•
We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of  (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•
If we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of  (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury regulations, any gain from the sale of property we acquire in an exchange under Section 1031 (a like-kind exchange) or 1033 (an involuntary conversion) of the Code generally are excluded.

•
We will generally be subject to tax on the portion of any “excess inclusion income” derived from an investment in residual interests in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit (a “REMIC”)) to the extent that our capital stock is held by specified types of tax-exempt organizations known as “disqualified organizations” that are not subject to tax on unrelated business taxable income. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS (as defined below under “Material U.S. Federal Income Tax Considerations — Taxation of the Company — General — Ownership of Interests in TRSs”), we will not be subject to this tax. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — General — Taxable Mortgage Pools.”

•
Our subsidiaries that are C corporations, including our TRSs, generally will be required to pay federal corporate income tax on their earnings.

•
We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or (for taxable years beginning after December 31, 2015) “redetermined TRS service income,” See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Income Tests — Penalty Tax.”

•
We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to stockholders) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the holders of our capital stock.

•
If we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our beneficial interests, and the failure is not due to reasonable cause or due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

Requirements for Qualification as a REIT
The Code defines a REIT as a corporation, trust or association:
1.
that is managed by one or more trustees or directors;

2.
that issues transferable shares or transferable certificates to evidence its beneficial ownership;

3.
that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

4.
that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

5.
that is beneficially owned by 100 or more persons;

6.
not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

7.
that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.
We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our shares of our capital stock is contained in the discussion under the heading “Restrictions on Ownership and Transfer and Repurchase of Shares.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Failure to Qualify.”
In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.
Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries
In the case of a REIT that is a partner in a partnership, or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in the partnership or limited liability company capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership for federal income tax purposes, including such partnership’s or limited liability company’s share of these items of any partnership or limited liability company treated as a partnership for federal income tax purposes in which we own an interest, would be treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. For purposes of the REIT qualification tests, the treatment of our ownership of partnerships or limited liability companies treated as disregarded entities for U.S. federal income tax purposes is generally the same as described below with respect to qualified REIT subsidiaries.
We have control of our subsidiary limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we are a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or requires us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
From time to time, we may own wholly owned subsidiaries that are treated as “qualified REIT subsidiaries” under the Code. A corporation qualifies as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the federal tax requirements described herein, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Asset Tests.”
Ownership of Interests in TRSs
From time to time, we may own interests in one or more taxable REIT subsidiaries (TRSs). A TRS is a corporation, other than a REIT, in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. A REIT is not treated as holding the assets of a TRS or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset test described below. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Asset Tests.”
Other than some activities relating to lodging and health care facilities, a TRS may generally engage in any business. A TRS is subject to federal income tax as a regular C corporation. Non-U.S. TRSs that are not engaged in trade or business in the United States for tax purposes generally are not subject to U.S. corporate income taxation. However, certain U.S. shareholders of such non-U.S. corporations may be required to include in their income currently their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed. This could affect our ability to comply with the REIT income tests and distribution requirement. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Income Tests” and “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Annual Distribution Requirements.”
We may hold a significant number of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% of our total assets (20% for taxable years beginning after December 31, 2017). We may engage in securitization transactions through our TRSs, and to the extent that we acquire loans with an intention of selling such loans in a manner that might expose us to a 100% tax on “prohibited transactions,” such loans may be acquired by a TRS.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. For example, a TRS generally may not deduct interest payments made in any year to an affiliated REIT to the extent that certain tests regarding the TRS’s debt to equity ratio and interest expense are not satisfied (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the applicable test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Furthermore, income of a TRS that is understated as a result of services provided to us or on our behalf generally will be subject to a 100% penalty tax for taxable years beginning after December 31, 2015. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Income Tests — Penalty Tax.”
Taxable Mortgage Pools
An entity, or a portion of an entity, may be classified as a taxable mortgage pool (a “TMP”), under the Code if:
•
substantially all of its assets consist of debt obligations or interests in debt obligations;

•
more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•
the entity has issued debt obligations that have two or more maturities; and

•
the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under applicable Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. We may enter into financing and securitization arrangements that give rise to TMPs.
A TMP generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the TMP, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally be limited to the REIT’s shareholders. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — General — Excess Inclusion Income.”
Excess Inclusion Income
A portion of income from a TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” A REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its shareholders in proportion to dividends paid. We generally do not expect to generate excess inclusion income that would be allocated to our stockholders. In the event we do generate excess inclusion income, we are required to notify our stockholders of the amount of such income allocated to them. A shareholder’s share of excess inclusion income:
•
cannot be offset by any net operating losses otherwise available to the shareholder;

•
in the case of a shareholder that is a REIT, a RIC, or a common trust fund or other pass through entity, is considered excess inclusion income of such entity;

•
is subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax;

•
results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. shareholders; and

•
is taxable (at the highest U.S. federal corporate tax rate, currently 35%) to the REIT, rather than its shareholders, to the extent allocable to the REIT’s shares held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

The manner in which excess inclusion income is calculated, or would be allocated to our stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method.
Tax-exempt investors, RIC or REIT investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in our capital stock.
If a subsidiary partnership of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to U.S. federal corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we will have an interest to ensure that they will not adversely affect our qualification as a REIT.
Income Tests
We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from investments relating to real property or mortgages on real property, interest on obligations adequately secured by mortgages on real property, dividends from other REITs, “rents from real property,” and certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or any combination of the foregoing.
Interest Income
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property and, effective for taxable years beginning after December 31, 2015, if an obligation is secured by a mortgage on both real property and personal property and the fair market value of such personal property does not exceed 15% of the total fair market value of all such property. In some cases in the event that we invest in a mortgage loan that is secured by both real property and personal property, we may be required to apportion our interest on the loan between interest on an obligation that is secured by real property (or by an interest in real property) and interest on an obligation that is not so secured. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had we earned it directly.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property of the borrower or ours.
Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property.
Among the assets we may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS issued Revenue Procedure 2003-65 (the “Revenue Procedure”), which provides a safe harbor pursuant to which a mezzanine loan will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. From time to time, we may own mezzanine loans that do not meet all of the requirements for reliance on this safe harbor. There can be no assurance that the IRS will not challenge the qualification of any mezzanine loans we may own as real estate assets or the interest generated by such loans as qualifying income under the 75% gross income test. If we make corporate mezzanine loans or acquire other CRE corporate debt, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test. To the extent that such non-qualification causes us to fail the 75% gross income test, we could be required to pay a penalty tax or fail to qualify as a REIT.
We expect that any CMBS that we may invest in will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from such CMBS will be qualifying income for the 95% gross income test. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. As discussed above, if less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our income derived from the REMIC interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. In the case of CMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property and, effective for taxable years beginning after December 31, 2015, if an obligation is secured by a mortgage on both real property and personal property and the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, as discussed above.
We believe that the interest income that we receive from our mortgage-related investments and securities generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.
Fee Income
We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income or profits of any person. Other fees are not qualifying income for purposes of either the 75% or 95% gross income test. Any fees earned by a TRS are not included for purposes of the gross income tests.

Dividend Income
We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally will constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends we receive from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.
Income inclusions from equity investments in certain foreign corporations, such as controlled foreign corporations and passive foreign investment companies, as defined in the Code, are technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes. However, in private letter rulings (which may not be relied on as precedent, but which generally indicate the IRS’s view on the issue), the IRS exercised its authority under Code Section 856(c)(5)(J)(ii) to treat such income as qualifying income for purposes of the 95% gross income test notwithstanding the fact that the income is not included in the enumerated categories of income qualifying for the 95% gross income test. As a result, to the extent consistent with such private letter rulings, we expect to treat any such income inclusions that meet certain requirements as qualifying income for purposes of the 95% gross income test. However, it is possible that the IRS could assert that such income does not qualify for purposes of the 95% gross income test, which, if such income together with other income we earn that does not qualify for the 95% gross income test exceeded 5% of our gross income, could cause us to be subject to a penalty tax and could impact our ability to qualify as a REIT. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Income Tests — Failure to Satisfy the Gross Income Tests” and “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Failure to Qualify.”
Hedging Transactions
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of  (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) for taxable years beginning after December 31, 2015, new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
Rents from Real Property
To the extent that we own real property or interests therein, rents we receive will qualify as “rents from real property” in satisfying the gross income tests described above only if several conditions are met, including the following:
•
The amount of rent is not based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if we earned it directly;

•
Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of  “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space;

•
Rent attributable to personal property leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property leased in connection with a lease of real property exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a TRS; and

•
We generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the greater of 150% of our direct cost in furnishing or rendering the services or the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

We intend to structure any leases so that the rent payable thereunder will qualify as “rents from real property,” but there can be no assurance we will be successful in this regard.
Phantom Income
Due to the nature of the assets in which we may invest, from time to time we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.
If we were to acquire debt instruments in the secondary market for less than their face amount, the amount of such discount generally would be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.
If we were to acquire securities issued with original issue discount, we would generally be required to accrue original issue discount based on the constant yield to maturity of the securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments were received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question would be determined and we would be taxed based on the assumption that all future payments due on securities in question will be made, with consequences similar to those described in the previous paragraph if all payments on the securities are not made.
In addition, in the event that any debt instruments or other securities we acquire are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate MBS at the stated rate regardless of whether corresponding cash payments are received.
Finally, we may be required under the terms of indebtedness that we incur to private lenders to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.
Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Annual Distribution Requirements.”
Prohibited Transaction Income
Any gain that we realize on the sale of an asset (other than foreclosure property, as described below) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, either directly or through any qualified REIT subsidiaries, subsidiary partnerships or limited liability companies or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether an asset is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to conduct our operations so that no asset we own will be held as inventory or primarily for sale to customers, and that a sale of any assets we own will not be in the ordinary course of business. However, the IRS may successfully assert that some or all of the sales made by us, our subsidiary partnerships or limited liability companies, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% tax will not apply to gains from the sale of assets that are held through a TRS, although such income will be subject to tax at regular U.S. federal corporate income tax rates.
Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, we intend to elect to treat the related property as foreclosure property.
Penalty Tax
Any redetermined deductions, excess interest, redetermined rents or (for taxable years beginning after December 31, 2015) redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, and redetermined TRS service income is income of a TRS of ours that is understated as a result of services provided to us or on our behalf.
We do not have any TRSs that provide tenant services, and we intend to set any amounts payable to us by our TRSs at arm’s length rates. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on such redetermined deductions or excess interest.
Failure to Satisfy the Gross Income Tests.
We monitor our income and take actions intended to keep our nonqualifying income within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:
•
following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury regulations to be issued; and

•
our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “Material U.S. Federal Income Tax Considerations — Taxation of the Company — General,” even if these relief provisions apply, and we retain our qualification as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.
Asset Tests
At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds. Regular or residual interests in REMICs are generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. In the case of any interests in grantor trusts, we would be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust. For taxable years beginning after December 31, 2015, the term “real estate assets” also includes debt instruments of publicly offered REITs, personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.
Second, not more than 25% of the value of our total assets may be represented by securities (including securities of TRSs), other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and TRSs, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor or securities issued by a partnership that itself would satisfy the 75% gross income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.
Fourth, not more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets may be represented by the securities of one or more TRSs. We currently own 100% of the stock of a subsidiary that has elected, together with us, to be treated as our TRS. So long as this company qualifies as a TRS, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of its interests. We may acquire securities in other TRSs in the future. We believe that the aggregate value of our TRSs has not exceeded, and in the future will not exceed, 25% (20% for taxable years beginning after December 31, 2017) of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.
Fifth, for taxable years beginning after December 31, 2015, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets effective for taxable years beginning after December 31, 2015, as described above.
We believe that the assets comprising our mortgage-related investments and securities that we own generally are qualifying assets for purposes of the 75% asset test, and that our ownership of TRSs and other assets have been structured in a manner that will comply with the foregoing REIT asset requirements, and we monitor compliance on an ongoing basis. There can be no assurance, however, that we will always be successful in this effort. In this regard, to determine compliance with these requirements, we need to estimate the value of our assets, and we do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets, including our interests in our TRSs, may not be susceptible to a precise determination and are subject to change in the future. Although we will continue to be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the REIT asset tests, and could fail to qualify as a REIT.
In the event that we invest in a mortgage loan that is not fully secured by real property, Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (1) the greater of  (a) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan or (b) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date; or (2) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date. We intend to invest in mortgage loans in a manner consistent with satisfying the asset tests and maintaining our qualification as a REIT.
The proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not assert that our interests in subsidiaries or in the securities of other issuers caused a violation of the REIT asset tests.
In addition, we intend to enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any repurchase agreement and that the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.
The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any qualified REIT subsidiary, partnership or limited liability company) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership or limited liability company that owns such securities, or acquiring other assets). For example, our indirect ownership of securities of each issuer may increase as a result of our capital contributions to, or the redemption of other partners’ or members’ interests in, a partnership or limited liability company in which we have an ownership interest. However, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership or limited liability company), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of  (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (2) paying a tax equal to the greater of  (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS.
Although we believe we have satisfied the asset tests described above and plan to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our overall interest in an issuer (including in a TRS). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.
Annual Distribution Requirements
To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:
•
90% of our REIT taxable income; and

•
90% of our after-tax net income, if any, from foreclosure property; minus

•
the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which was or had been a C corporation in a transaction in which our tax basis in the asset was less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “Material U.S. Federal Income Tax Considerations — Taxation of the Company — General.”
We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, unless we qualify as a “publicly offered REIT,” the amount distributed must not be preferential — i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other holder of that class, and no class of stock may be treated other than according to its distribution rights as a class. We believe that we are, and expect we will continue to be, a “publicly offered REIT.” To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates.
We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable share dividends in order to meet the distribution requirements, while preserving our cash. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Income Tests — Phantom Income.”
Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid. In addition, if a dividend we pay is treated as a preferential dividend, in lieu of treating the dividend as not counting toward satisfying the 90% distribution requirement, for taxable years beginning after December 31, 2015, the IRS may provide a remedy to cure such failure if the IRS determines that such failure is (or is of a type that is) inadvertent or due to reasonable cause and not due to willful neglect.
Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.
For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Failure to Qualify
If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to our stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate stockholders may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Federal Income Tax Considerations for Holders of Our Capital Stock and Debt Securities
The following summary describes certain U.S. federal income tax consequences to you of acquiring, owning and disposing of our capital stock or debt securities. This summary assumes you hold our capital stock or debt securities as “capital assets” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances. In addition, except where specifically noted, this discussion does not address the tax consequences relevant to persons subject to special rules, including, without limitation:
•
banks, insurance companies, and other financial institutions;

•
tax-exempt organizations or governmental organizations;

•
S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
persons who hold or receive our capital stock pursuant to the exercise of any employee option or otherwise as compensation;

•
persons subject to the alternative minimum tax;

•
regulated investment companies or REITs;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
brokers, dealers or traders in securities;

•
U.S. expatriates and former citizens or long-term residents of the United States;

•
persons holding our capital stock or debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
persons deemed to sell our capital stock or debt securities under the constructive sale provisions of the Code; or

•
United States persons whose functional currency is not the U.S. dollar.

If you are considering acquiring our capital stock or debt securities, you should consult your tax advisor concerning the application of federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our capital stock or debt securities arising under the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable tax treaty.

For purposes of this discussion, the term “U.S. Holder” means a holder of our capital stock or debt securities who, for U.S. federal income tax purposes, is:
•
an individual who is a citizen or resident of the United States;

•
a corporation, including an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If you are an individual, corporation, estate or trust that holds our capital stock or debt securities and you are not a U.S. Holder, you are a “Non-U.S. Holder.”
If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock or debt securities, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock or debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
Taxation of Taxable U.S. Holders of Our Capital Stock
Distributions Generally
Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. Holders as ordinary income when actually or constructively received. See “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Our Capital Stock — Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. Holders that are corporations or, except to the extent described in “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Our Capital Stock — Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. Holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to outstanding shares of our capital stock.
To the extent that we make distributions on a class of our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. Holder. This treatment will reduce the U.S. Holder’s adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. Holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. Holders may not include in their own income tax returns any of our net operating losses or capital losses.
U.S. Holders that receive taxable stock dividends, including dividends partially payable in our capital stock and partially payable in cash, would be required to include the full amount of the dividend (i.e., the cash and the share portion) as ordinary income (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any dividend payable in our capital stock generally is equal to the amount of cash that could have been received instead of our capital stock. Depending on the circumstances of a U.S. Holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. Holder would have to pay the tax using cash from other sources. If a U.S. Holder sells our capital stock it received in connection with a taxable stock dividend in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the share portion of the dividend, such U.S. Holder could have a capital loss with respect to the share sale that could not be used to offset such dividend income. A U.S. Holder that receives our capital stock pursuant to a distribution generally has a tax basis in such capital stock equal to the amount of cash that could have been received instead of such capital stock as described above, and has a holding period in such capital stock that begins on the day immediately following the payment date for the distribution.
Capital Gain Dividends
Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. Holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and, for taxable years beginning after December 31, 2015, may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. Holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of each class of our stock in proportion to the amount that our total dividends, as determined for federal income tax purposes, paid or made available to the holders of each such class of our stock for the year bears to the total dividends, as determined for federal income tax purposes, paid or made available to holders of all classes of our stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long term capital gains which are to be included in the long-term capital gains of our stockholders, based on the allocation of the capital gain amount which would have resulted if those undistributed long term capital gains had been distributed as “capital gain dividends” by us to our stockholders.
Retention of Net Capital Gains
We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for federal income tax purposes) would be adjusted accordingly, and a U.S. Holder generally would:
•
include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•
be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. Holder’s income as long-term capital gain;

•
receive a credit or refund for the amount of tax deemed paid by it;

•
increase the adjusted tax basis of our capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•
in the case of a U.S. Holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations
Distributions we make and gain arising from the sale or exchange by a U.S. Holder of our stock will not be treated as passive activity income. As a result, U.S. Holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. Holder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, described in “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Our Capital Stock — Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.
Dispositions of Our Capital Stock
If a U.S. Holder sells or disposes of our capital stock, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the U.S. Holder’s adjusted basis in our capital stock for tax purposes. This gain or loss, except as provided below, will be a long-term capital gain or loss if the U.S. Holder has held such capital stock for more than one year. However, if a U.S. Holder recognizes a loss upon the sale or other disposition of our capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. Holder received distributions from us which were required to be treated as long-term capital gains.
Taxation of Tax-Exempt Holders of Our Capital Stock
Dividend income from our capital stock and gain arising upon a sale of our capital stock generally should not be unrelated business taxable income (“UBTI”), to a tax-exempt stockholder, except as described below. This income or gain will be UBTI, however, if a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code or if we hold an asset that gives rise to “excess inclusion income.” See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — General — Excess Inclusion Income.” Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.
For tax-exempt holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our capital stock will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to the holders of our capital stock.
Taxation of Non-U.S. Holders of Our Capital Stock
The following discussion addresses the rules governing U.S. federal income taxation of the acquisition, ownership and disposition of our capital stock by Non-U.S. Holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a Non-U.S. Holder in light of its particular circumstances. We urge Non-U.S. Holders to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws and any applicable tax treaty on the acquisition, ownership and disposition of our capital stock, including any reporting requirements.
Distributions Generally
Distributions (including any taxable stock dividends) that are neither attributable to gains from sales or exchanges by us of U.S. real property interests (“USRPIs”) nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. In addition, any portion of the dividends paid to Non-U.S. Holders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. See “Material U.S. Federal Income Tax Considerations —  Taxation of the Company — General — Excess Inclusion Income.” Certain certification and disclosure requirements must be satisfied for a Non-U.S. Holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business (through a U.S. permanent establishment, where applicable) generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular graduated rates, in the same manner as dividends paid to U.S. Holders are subject to federal income tax. Any such dividends received by a Non-U.S. Holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.
Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a Non-U.S. Holder unless:
•
a lower treaty rate applies and the Non-U.S. Holder files with us an IRS Form W-8BEN or W-8BEN-E (or applicable successor form) evidencing eligibility for that reduced treaty rate; or

•
the Non-U.S. Holder files an IRS Form W-8ECI (or applicable successor form) with us claiming that the distribution is income effectively connected with the Non-U.S. Holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Holder to the extent that such distributions do not exceed the adjusted basis of the holder’s shares of our capital stock, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the Non-U.S. Holder’s adjusted basis in such shares, they will generally give rise to gain from the sale or exchange of such shares, the tax treatment of which is described below. However, recent legislation may cause such excess distributions to be treated as dividend income for certain Non-U.S. Holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests
Distributions to a Non-U.S. Holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:
•
the investment in our capital stock is treated as effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain, except that a Non-U.S. Holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

•
the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% on the Non-U.S. Holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act (FIRPTA) distributions to a Non-U.S. Holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the Non-U.S. Holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. Holders would generally be taxed at the regular graduated rates applicable to U.S. Holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 35% (or 20% to the extent provided in applicable Treasury regulations) of any distribution to Non-U.S. Holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation. The amount withheld is creditable against the Non-U.S. Holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded” on an established securities market, within the meaning of applicable Treasury regulations, located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the Non-U.S. Holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends.
Retention of Net Capital Gains
Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock generally should be treated with respect to Non-U.S. Holders in the same manner as actual distributions of capital gain dividends. Under this approach, the Non-U.S. Holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax that we paid on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax that we paid exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, Non-U.S. Holders should consult their tax advisors regarding the taxation of such retained net capital gain.
Sale of Our Capital Stock
Gain recognized by a Non-U.S. Holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such shares constitute a USRPI. In general, shares of a domestic corporation that constitutes a “U.S. real property holding corporation” (a USRPHC) will constitute a USRPI unless certain exceptions apply. A domestic corporation will constitute a USRPHC if 50% or more of the corporation’s assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor. We do not believe we are currently, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future.
Even if we are a USRPHC, shares of our capital stock will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. persons, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. Although we believe that we are a domestically controlled qualified investment entity, because our shares are publicly traded, we cannot make any assurance that we will remain a domestically controlled qualified investment entity.
In addition, even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our capital stock would not be subject to U.S. federal income tax if our capital stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 10% or less of our capital stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Moreover, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. To the extent a distribution with respect to our capital stock is treated as a sale or exchange by a qualified shareholder, it may also be treated as a dividend. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Holders should consult their tax advisors regarding the application of these rules.
Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a Non-U.S. Holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain, except that a Non-U.S. Holder that is a foreign corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the Non-U.S. Holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a Non-U.S. Holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the Non-U.S. Holder (1) disposes of our capital stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such shares are “regularly traded” and the Non-U.S. Holder did not own more than 5% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1).
If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the Non-U.S. Holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. Holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA and if shares of our capital stock were not “regularly traded” on an established securities market, the purchaser of such shares of our capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.
Taxation of Holders of Our Debt Securities
The following summary describes certain material U.S. federal income tax consequences of acquiring, owning and disposing of our debt securities. This discussion assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).
Taxation of Taxable U.S. Holders of Debt Securities
Payments of Interest
Interest on a debt security generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition
A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss will equal the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which generally will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. Holder paid for the debt security. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the debt security for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders of Our Debt Securities
Payments of Interest
Interest paid on a debt security to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States will not be subject to U.S. federal income tax or withholding, provided that:
•
the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•
the Non-U.S. Holder is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code; and

•
either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its debt security directly through a “qualified intermediary” (within the meaning of applicable Treasury regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.
If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.
Any such effectively connected interest will be subject to U.S. federal income tax at the regular graduated U.S. federal income tax rates. In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “— Payments of Interest”) unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain recognized by a Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by United States source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
Information Reporting and Backup Withholding
U.S. Holders
A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or a debt security or proceeds from the sale or other taxable disposition of our capital stock or a debt security. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:
•
fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•
furnishes an incorrect taxpayer identification number;

•
is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders
Payments of dividends or interest on our capital stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN or W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our capital stock or interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our capital stock or a debt security within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a U.S. person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our capital stock or a debt security conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Tax Rates
The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is generally 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its TRSs) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rate describe above to the extent they are properly designated by the REIT as “capital gain dividends.” In addition, U.S. Holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.
Medicare Contribution Tax on Unearned Income
Certain U.S. Holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on shares, interest on debt obligations and capital gains from the sale or other disposition of shares or debt obligations. U.S. Holders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our capital stock.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on our debt securities, or gross proceeds from the sale or other disposition of our capital stock or debt securities paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury under which it undertakes, among other things, to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends or interest and will apply to payments of gross proceeds from the sale or other disposition of our capital stock or debt securities on or after January 1, 2019.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or debt securities.
Other Tax Consequences
State, local and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any federal tax other than income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock.

PLAN OF DISTRIBUTION
We may sell the securities offered pursuant to any applicable prospectus supplement directly to one or more purchasers or through dealers, agents, or underwriters, or a combination of the foregoing. We may sell the securities offered pursuant to any applicable prospectus supplement in at-the-market equity offerings or on a negotiated or competitive bid basis through underwriters or dealers or directly to other purchasers or through agents, or a combination of the foregoing. We will name any underwriter, dealer, or agent involved in the offer and sale of the securities in the applicable prospectus supplement. We reserve the right to sell the securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.
We may distribute the securities from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

We may also, from time to time, authorize underwriters, dealers, or other persons, acting as our agents, to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
We will describe in the applicable prospectus supplement any underwriting compensation we pay to underwriters or agents in connection with the offering of the securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements with any underwriters, dealers, and agents which may entitle them to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and to reimbursement for certain expenses. We will describe any indemnification agreements in the applicable prospectus supplement.
Unless we specify otherwise in the applicable prospectus supplement, any securities issued hereunder other than shares of our common stock will be a new issue with no established trading market. We may elect to list any of the securities issued hereunder on any exchange, but we are not obligated to do so. It is possible that one or more underwriters or agents may make a market in the securities issued hereunder, including our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot assure you as to the liquidity of the trading market for the securities.
If indicated in the applicable prospectus supplement, we may authorize underwriters, dealers, or other persons acting as our agents to solicit offers by certain institutions or other suitable persons to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. We may make delayed delivery with various institutions, including commercial and savings banks, insurance companies, pension funds, investment companies, and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

To facilitate an offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
Certain of the underwriters, dealers, or agents and their respective associates may be customers of, and/or engage in transactions with, and perform services for us in the ordinary course of business.
VALIDITY OF THE SECURITIES
The validity of certain securities will be passed upon for us by Venable LLP, Baltimore, Maryland. The validity of the debt securities and certain tax matters will be passed upon for us by Latham & Watkins LLP. Certain matters relating to Delaware law regarding the validity of the trust preferred securities will be passed upon for us by Richards, Layton & Finger, P.A.
EXPERTS
The consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the reports of Grant Thornton LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
We incorporate by reference the following documents (SEC File No. 001-13759):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 26, 2016;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which was filed with the SEC on May 9, 2016;

•
our Current Reports on Form 8-K, filed with the SEC on January 4, 2016, January 28, 2016, February 9, 2016 (solely with respect to Items 2.05 and 5.02), March 25, 2016, and March 28, 2016 (solely with respect to Item 5.02);

•
our Definitive Proxy Statement with respect to the 2016 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2016 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K);

•
the description of our common stock contained in our Registration Statement on Form 8-A, which was filed with the SEC on January 7, 1998; and

•
all documents filed by Redwood Trust, Inc. with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering of the underlying securities (but excluding any items, documents, or portions of items or documents which are deemed “furnished” and not filed with the SEC).

This prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s Public Reference Room or on our website at http://www.redwoodtrust.com.
Information contained on our website is not and should not be deemed a part of this prospectus or any other report or filing filed with the SEC. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:
Redwood Trust, Inc.
Attn: Investor Relations
One Belvedere Place, Suite 300
Mill Valley, CA 94941
(866) 269-4976

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our filings with the SEC are also available to the public at the SEC’s website at http://www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. Certain of our filings with the SEC are available on our website at http://www.redwoodtrust.com. Information contained on our website is not and should not be deemed a part of this prospectus or any other report or filing filed with the SEC.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. The indenture and forms of other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

6,250,000 Shares

Common Stock

Prospectus

Joint-Book Running Managers
J.P. Morgan
Wells Fargo Securities
Goldman Sachs & Co. LLC
Credit Suisse
Co-manager
JMP Securities